EXHIBIT 2.1

                                                            COURTESY TRANSLATION



                      SHARE PURCHASE AND TRANSFER AGREEMENT

                                     between

                          Stadtwerke Braunschweig GmbH,

                                         - hereinafter also referred to as
                                           "SWBS or the Seller" -

                                       and

                      TXU Stadtwerke Holding GmbH & Co. KG,

                                             - hereinafter referred to as
                                               the "Purchaser" -

The Purchaser and the Seller are hereinafter also referred to as the "(Contractual) Parties".

                                    PREAMBLE

(1) The share capital of Braunschweiger Versorgungs-Aktiengesellschaft (hereinafter also referred to as "BVAG" or the "Company") with its registered offices in Brunswick, registered with the commercial register of the County Court in Brunswick under HRB 655, amounts to DM 120,000,000.00 and is paid up in full. The share capital of the Company is divided into 120,000 registered shares in the nominal value of DM 1,000.00 each. The Company's Articles of Association dated December 9, 1971, are currently valid in their version dated June 25, 1997 (Deed No. 267/2002 of the Notary Public Dr. Huck).

         The sole shareholder of the BVAG is SWBS. The town of Brunswick (hereinafter also referred to as the "Town") is the sole shareholder of SWBS with its registered offices in Brunswick, registered with the commercial register of the County Court in Brunswick under HRB 554.

(2) In order to secure the location of Brunswick and to strengthen BVAG, the Town and SWBS have decided to sell part of the shares in BVAG held by SWBS to a strategic investor.

(3) The Purchaser had ample opportunity to view the documentation on the Company in a call for bids carried out by the Seller. During the due diligence investigation carried out in this connection the Purchaser and/or its agents were presented with all requested documentation and all posed questions were answered. SWBS does not, however, guarantee that the information which the Purchaser has acquired is exhaustive. It is therefore only liable to the Purchaser pursuant to this agreement excluding all other further claims.


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(4)      The Parties shall herein agree to grant the Seller, in spite of the transfer of the majority interest to the Purchaser, an appropriate amount of influence in the activities of the Company even in the future.

(5) With a view to the proposed sale of the majority interest to a strategic investor and thereby losing its financial integration, BVAG has formed a short business year from January 1 through June 30, 2002, and registered this with the commercial register.

Based on the facts stated above and in the sense of a fair reconciliation of interests and mutual regard in business loyalty pursuant to the principles of good faith, the Parties shall agree to the following - even for circumstances not regulated by this agreement:


                                    Section 1
                             OBJECT OF PURCHASE/SALE

(1) SWBS holds all 120,000 shares in a nominal value of DM 1,000 each in the share capital of BVAG. This corresponds to a 100 % interest in BVAG's share capital.

(2) SWBS shall sell to the Purchaser hereby accepting this offer an initial amount of 89,880 shares of the aforementioned shares - Share Register No. 30,121 through 120,000 - in the total nominal value of DM 89,880,000 (in words: Deutsche Mark eighty-nine million eight hundred and eighty thousand). This corresponds to a 74.9 % interest in the share capital of the Company.

(3) The Parties agree that the Purchaser shall pursuant to the German Law of Obligations participate as of July 1, 2002, in the profits of the Company with respect to the shares sold pursuant to the above Paragraph
         (2) based on its share of the interest.

         The profits of the business year 2001 and of the short business year from January 1 through June 30, 2002, in consideration of the provision of the following paragraph 4 sub-paragraph 3 shall be allocated to the Seller. Any profits from previous business years which are allotted to the sold shares and any profits from previous business years which have not yet been distributed and/or paid out are compensated for by the purchase price irrespective of the termination of the special agreement establishing the relationship between the two companies.

(4) The Parties agree that the Company shall draw up a statement of accounts as of June 30, 2002, for the short business year from January 1, 2002, through June 30, 2002, and have it audited by its auditor pursuant to commercial law regulations The Purchaser shall be entitled to have the statement of accounts as of June 30, 2002, reviewed (how it was drawn up and the audit thereof) by an auditor of their choice. The Parties shall insure that the auditor commissioned by the Purchaser shall have access to all documentation necessary for his/her review.

       The Parties are obliged to approve the audited statement of accounts by common consent. If the Parties do not achieve agreement with respect to the approval within thirty (30) days following the audit of and certifying the statement of accounts, they shall be obliged to commission together another auditor who shall decide upon the correctness and the proper execution of the statement of accounts and who shall suggest any required changes, if necessary. BVAG shall bear the costs for this


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       auditor. If agreement cannot be found within a period of two weeks as to which auditor should be commissioned, the auditor shall be commissioned on the basis of a suggestion binding on all parties involved made by the Auditors' Institute in Germany (Institut der Wirtschaftsprufer in Deutschland e. V., Dusseldorf). The Parties shall be obliged to accept bindingly the auditor's decision and to approve the statement of accounts corresponding to this decision.

       Furthermore the Parties are agreed that no reserves shall be dissolved and no measures with respect to the share capital, in particular no reduction of the share capital, shall be taken in the short business year from January 1, 2002, through June 30, 2002.


                                    Section 2
                                 PURCHASE PRICE

(1)      The purchase price for the shares of the Company sold pursuant to
         Section 1, Paragraph (2), amounts to a total of(euro)384.24 (in words:
         Euro three hundred eighty four million two hundred forty thousand). The purchase price shall earn interest at a rate of 6% p. a. as of July 1, 2002.


(2) The purchase price mentioned in the above Paragraph (1), including interest, is due for payment two weeks after the conditions of effectiveness in Section 9 and the standard conditions in Section 3, Paragraph (3), b) and c), and/or Section 3, Paragraph (4), have occurred, at the earliest, however, on July 1, 2002, and is to be paid by the Purchaser into the following account held by the Seller:

                               Account No.: 216 861
                            Bank Sort Code: 250 500 00
                        Name of Bank: Nord/LB Braunschweig

(3) Should the Purchaser default on the payment of the purchase price, it shall pay interest on the purchase price at a rate of 10 % p. a. as of the due date in addition to the interest pursuant to the above Paragraph (1), Sentence 2 - subject to any further rights of the Seller.


                                    Section 3
                                   ASSIGNMENT

(1) The Seller shall assign to the Purchaser hereby accepting this offer the shares sold pursuant to Section 1, Paragraph (2), with fiscal and economic effect as of June 30 (24:00 hours)/July 1, 2002, (00:00 hours) (Cut-Off Date) and subject to the conditions and time periods listed in the following Paragraph (3).

(2) It is known to the parties that the Company's general assembly has to consent to the transfer of the shares pursuant to Section 6, Paragraph 3, of the Articles of Association (previous version) with respect to the draft herewith attached to as EXHIBIT 1 and with respect to the draft attached to this agreement as EXHIBIT 2.


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(3)      The assignment of the shares described in the above Section 1,
         Paragraph (2), is subject to the following conditions/time periods:

         a) Payment in full of the purchase price including interest pursuant to the above Section 2 and

         b)       Alternatively

                  - Notification from the German Anti-Trust Office within one month since registering with the German Anti-Trust Office the purchase of the shares sold pursuant to the above Section 1, Paragraph (2), as an intention to merge that the purchase of the shares by the Purchaser does not fulfill the conditions for prohibition pursuant to Section 36, Paragraph 1, German Law against Restraints of Trade (GWB), or

                  - Expiration of a period of one month since registering with the German Anti-Trust Office the purchase of the shares as an intention to merge unless the German Anti-Trust Office prohibits the intention to merge before expiration of this period or notifies that it has started the main examination proceeding pursuant to
                       Section 14, Paragraph 2, GWB, or

                  - Expiration of a period of four months or of a longer period accepted by the registering companies since registering with the German Anti-Trust Office the purchase of the shares as an intention to merge unless the German Anti-Trust Office does not prohibit the intention to merge before expiration of this period, and

         c)       Expiration of June 30, 2002.

         d) Resolution of consent of the Company's general assembly as well as consent of the Company to transfer the shares mentioned in Section 1, par. 2.

(4) If the Commission of the European Communities is solely responsible pursuant to Section 35, Paragraph 3, GWB, for the granting or rejection of the merger control permit, this agreement is, instead of being subject to the aforementioned conditions in Paragraph (3), cipher b, subject to the condition precedent that it may be implemented pursuant to the Council's EEC Directive No. 4064/89 dated December 21, 1989, in its currently valid version.


                                    Section 4
                         REPRESENTATIONS AND WARRANTIES

(1) SWBS shall guarantee by means of an agreement of characteristics - unless otherwise expressly stipulated in the following - coming into effect with the conclusion of this agreement that the following statements are valid:

         a) The share capital of the Company will be paid up in full at the date the assignment of the shares pursuant to Section 3 takes effect. There have been and shall be no repayments of the share capital.


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         b)       SWBS holds the legal and economic title to the shares sold pursuant to Section 1, Paragraph (2), and is entitled without limitation to dispose over the sold shares. Any limitations of disposal over or encumbrances on the shares do not exist.

         c) The audited statement of accounts of the Company as of December 31, 2001, (consisting of the balance sheet, profit and loss account as well as its appendix, cf. EXHIBIT 3, "STATEMENT OF ACCOUNTS", Notarial Deed A. Prot. 70/2202 of the acting Notary Public, which is on hand. The appeared state that they are aware of the content of the deed and waive a reading hereof.) has been drawn up to the best of the Seller's knowledge pursuant to the generally accepted accounting principles as well as preserving the continuity of balance sheet consistency and valuation and presents a true picture of the Company's assets, financial and profit situation under the current circumstances.

         d) To the best of the Seller's knowledge the business of the Company has from December 31, 2001, until the conclusion of this agreement been operated exclusively within the scope of ordinary business and while continuing the previous business practice. There have been no major negative changes in the business year 2002 until the date of the conclusion of this agreement to the business operation and/or to the Company's assets, financial and profit situation or to important assets of or agreements made by the Company- with the exception of converting the end of the business year to June 30 and therefore the formation of the short business year from January 1, 2002, through June 30, 2002. The Seller shall be obliged from when this agreement is concluded until the time when the assignment of the shares pursuant to the above
                  Section 3 becomes valid not to take any major measures without consulting the Purchaser until - with the exception of terminating the Domination and Profit-and-Loss Absorption Agreement with SWBS. Any decisions regarding the continuation of the Mehrum joint power station the electricity, gas and water supplies and the concession agreement are also included in the aforementioned major measures.

         e) At the time of this contract the Company disposes over all public and other official permits which are required for the continuation of its business operation. The Company has operated its business in conformance with these permits. The Seller shall furthermore be obliged to insure the continuation of the aforementioned permits until the time when the assignment of the shares pursuant to the above Section 3 becomes valid.

         f) Apart from the legal disputes listed in EXHIBIT 4 ("LEGAL DISPUTES") of this agreement the Company is not involved in any legal disputes before state or arbitration courts, whose outcome could have considerable detrimental effects for the business operation of the Company; nor has the Company been threatened with any such legal disputes by third parties or had any such legal disputes announced to it by third parties.

         g)       The facts

                  - which the Purchaser received in the data room set up in Frankfurt from February 12 through February 14, 2002, as well as in the supplementary data room set up in Frankfurt on March 6, 2002 and April 11, 2002 pursuant to the list attached as EXHIBIT 5 ("DATA ROOM INDEX"


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                       Notarial Deed A. Prot. 70/2202 of the acting Notary
                       Public, which is on hand. The appeared state that they are aware of the content of the deed and waive a reading hereof.)

                  - and which the Purchaser subsequently received with the correspondence via E-mail dated March 8, 2002, and April 8, 2002 are, to the best of the Seller's knowledge and belief, correct and not incomplete in any way so as to be misleading. The aforementioned guarantee of correctness refers expressly to facts and cannot obviously include budgetary accounting, evaluations, etc.

                  A complete set of the information made available in the data room to, and based on the questions asked by, the Purchaser shall be held in trust by the Company for a period of two (2) years in a sealed state. Should differences of opinion occur regarding the content of the information given, each party shall, having informed the other party, be entitled to review the documentation. It should be insured that one or more representatives and/or consultants of each party are present at the review. Minutes of each review should be drawn up in an appropriate way.

(2) Only the knowledge of the Seller's management and of the management board of BVAG is critical as far as dependence on the Seller's knowledge is required pursuant to the above regulations.

(3) Should it arise that one or more of the statements for which the Seller has accepted a warranty pursuant to the above Paragraph (1) is/are not valid , the Purchaser can demand that the Seller, within an appropriate time period, at the latest, however, within a period of three months after receiving the demand, creates the state which would have existed if the statement(s) had been valid. If the Seller does not create the contractual state within the set period, the Purchaser can demand a cash compensation from the Seller.

(4)      The Purchaser can claim compensation pursuant to the above Paragraph
         (3) only if and as far as the individual damage or the sum of the individual damage incidents exceed an amount of (euro) 50,000.00 (allowance amount). All compensation claims by the Purchaser are limited to the amount of the purchase price actually paid pursuant to
         Section 2, Paragraph (1), Sentence 1.

(5)      SWBS does not accept further warranties, representations or indemnities
         - with the exception of the following Section 4a and Section 4b. Apart from the warranties expressly accepted in Paragraph (1), warranty claims for material defects and defects of title as well as compensation claims of any type are excluded. If, however, such claims should be due to the Purchaser, the height of these shall also be limited to the purchase price pursuant to Section 1, Paragraph (1), Sentence 1.

(6) The warranty claims pursuant to the above Paragraphs (1) through (5) shall be subject to a statute of limitations of 18 months starting from the date when this agreement becomes effective. Any rescission rights shall be excluded.


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                                   Section 4a
     TERMINATION OF THE DOMINATION AND PROFIT-AND-LOSS ABSORPTION AGREEMENT

A Domination and Profit-and-Loss Absorption Agreement exists between SWBS and BVAG. The Parties agree that this Domination and Profit-and-Loss Absorption Agreement shall be terminated as of June 30, 2002, so that the relationship between the dominated company of BVAG and the dominating company of SWBS also ends at this time.


                                   Section 4b
                       RELEASE FROM ADDITIONAL TAX CHARGES

1. The Parties agree that the Seller shall release BVAG from any conclusively assessed additional tax charges, which affect periods in the past including the short business year from January 1 through June 30, 2002, if and as far as the sum of the additional tax charges exceeds an amount of (euro) 10 million (allowance amount). These claims by the Purchaser for release shall be limited to the amount of the purchase price actually paid pursuant to Section 2, Paragraph (1), Sentence 1.

2. Additional tax charges in the sense of Paragraph 1 shall include all taxes based on possession and transactions (in particular, corporate income tax, trade tax, wealth tax and turnover tax), which taxes have not yet been paid by the transfer Cut-Off Date in the sense of
         Section 3, Paragraph (1), including any such attributable fiscal collateral performance for which there is no indication of liabilities or reserves in the statement of accounts as of December 31, 2001, attached as Exhibit 3, and in the statement of accounts as of June 30, 2002 - as far as they affect the short business year from January 1 through June 30, 2002. Additional charges of individual assessment periods are first to be balanced with deficit charges of other assessment periods before the release obligation in the above Paragraph 1. is enacted.

         As far as BVAG has to make subsequent tax payments - especially as a result of an external tax inspection - affecting the period up to the transfer Cut-Off Date and based on a simple re-arrangement in time of the tax basis (including assets in the balance sheet or an upward evaluation of assets, excluding liabilities from the balance sheet or a downward evaluation of liabilities), the release obligation in the above Paragraph 1. shall only apply with respect to such accruable interest.

3. The claims for release pursuant to the above Paragraph 1. shall be subject to a period of limitation of three (3) months after the corresponding notice of assessment has finally become res judicata or legally valid. Any rights of rescission shall be excluded.

4. The Purchaser is obliged to inform the Seller without undue delay at any point in the proceeding of the commencement of an external tax inspection at BVAG, preliminary inspection reports, dates of final discussion meetings and any type of request for subsequent tax payments if and as far as the Seller's release obligation pursuant to the above Paragraph 1. could be affected thereby. The Purchaser is obliged to arrange for BVAG to take the following measures if tax issues affect the time up to the transfer Cut-Off Date:


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         a)       To allow the Seller or a person belonging to the audit or tax consultancy professions appointed by the Seller to take part in all aspects of an external tax inspection at BVAG including the final discussion meetings;

         b) To grant the Seller upon its request a power of attorney with which it can initiate (extra-)judicial legal remedies at its cost against BVAG regarding the justification of possible requests for subsequent tax payments as far as the Seller's obligations pursuant to the above Paragraph 1. could be affected thereby.

         c) To give the Seller all necessary information and submit to it preliminary and final inspection reports on the external tax inspection;

         d) Not to initiate (extra-)judicial legal remedies without previously consulting the Seller as far as the legal remedies and declarations could be significant for the Seller's obligations pursuant to the above Paragraph 1.


                                   Section 4c
                INTEREST IN E.ON AG, AND AVACON AG AS WELL AS FGS

(1) BVAG holds 0.064 % of the shares in E.ON AG, Dusseldorf, 1.4 % of the shares in Avacon AG, Helmstedt, and 1.7 % of the shares in Ferngas Salzgitter GmbH, Salzgitter. The Parties are obliged to sell and assign to the Purchaser or an acquisition company named by the Purchaser the shares in E.ON AG on the basis of the share purchase and transfer agreement attached to this Share Purchase and Transfer Agreement as
         EXHIBIT 6 ("EON SHARE PURCHASE AND TRANSFER AGREEMENT") through BVAG. Should the Purchaser name an acquisition company for the purchase of the shares, it shall be obliged already now by means of a collateral promise to guarantee that the duties of the acquisition company resulting from the share purchase and transfer agreement are fulfilled. The share purchase and transfer agreement regarding the shares in E.ON AG shall be valid as of June 1, 2002; BVAG shall, however, be entitled to rescind from the agreement if this Share Purchase and Transfer Agreement between SWBS and the Purchaser does not finally become valid.

(2) The Parties are aware of the fact that there are disposal restraints in favor of the respective co-shareholders regarding the shares in Avacon AG and/or the shares in Ferngas Salzgitter GmbH. It is currently not clarified whether the co-shareholders will consent to a transfer of the shares to the Purchaser. With this background the Purchaser offers to the Seller bindingly and irrevocably to conclude with BVAG the share purchase and transfer agreement concerning the shares in Avacon AG and Ferngas Salzgitter GmbH pursuant to EXHIBIT 6B ("AVACON SHARE PURCHASE AND TRANSFER AGREEMENT") and EXHIBIT 6C ("FERNGAS SALZGITTER GMBH SHARE PURCHASE AND TRANSFER AGREEMENT") and to pay to BVAG a purchase price of (euro) 18,754,655 for the shares in Avacon AG and (euro) 3,309,645 for the shares in Ferngas Salzgitter GmbH. The above share purchase and transfer agreements shall be concluded and completed so as to be valid as of June 15, 2002. Paragraph 1, Sentences 3 and 4, 2nd half-sentence, shall apply accordingly. The Parties shall both make their best efforts to obtain the consent of the previous co-shareholders in the said companies.

(3) Should the effective transfer of the shares in Avacon AG and/or Ferngas Salzgitter GmbH not be possible by June 15, 2002, the shares, the


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         transfer of which is not possible, shall remain with BVAG. The
         Purchaser shall be obliged in this case to pay with respect to the shares in Avacon AG and/or Ferngas Salzgitter GmbH remaining with BVAG
         74.9 % respectively of the purchase price agreed above for the corresponding interest as an additional purchase price for the sold shares of the company in the sense of Section 2 above. The provisions of Section 2 above as well as Section 3, Paragraph 3, above shall apply accordingly for this additional purchase price.

(4) As far as Paragraphs 1 and 2 above provide the basis for BVAG obligations or require its cooperation, the Parties shall be obliged to work within what is legally permitted towards the fact that BVAG fulfills said obligations and takes the necessary measures for its cooperation.


                                    Section 5
                         OTHER SERVICES OF THE PURCHASER

1. The Seller is obliged to find (euro) 1,25 million per year for the period of five (5) years for the promotion of cultural and sports purposes in Brunswick. The Purchaser is furthermore obliged to work towards the fact that BVAG maintains its previous promotion with respect to cultural and sports activities.

2. Other performance by the Purchaser is regulated in the Consortium Agreement, VIII. "Further Performance of the Purchaser".


                                    Section 6
                              CONSORTIUM AGREEMENT

In order to regulate their partner cooperation and their mutual rights and duties, the Contractual Parties have today concluded in addition to this agreement an independent consortium agreement (EXHIBIT 7, "CONSORTIUM AGREEMENT", the attachments to Exhibit 6 as well as Exhibits 7, 8 and 10 hereto are contained in the Notarial Deed 70/2002 of the acting Notary Public, which is on hand. The appeared state that they are aware of the content of the deed and waive a reading hereof) to which reference is herewith made.


                                    Section 7
                                  OPTION RIGHTS

(1) The Purchaser shall herewith irrevocably offer to SWBS the purchase of the remaining 30,120 shares in BVAG in the nominal value of DM 30,120,000 (in words: Deutsche Mark thirty million one hundred and twenty thousand) (Put Option). This corresponds to a 25.1 % interest in the share capital. This offer can be accepted by SWBS with a written declaration to the Purchaser once a year with effect from January 1 of each year, at the latest, however, from January 1, 2006. This declaration of acceptance must reach the Purchaser three months before the date when the option is to be exercised. Should the offer be accepted, the Contractual Parties shall be obliged to work towards the fact that a permit is granted to the Company pursuant to Section 6 of the Articles of Association.


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(2)      The total purchase price for the shares designated in the above
         Paragraph (1) amounts to Euro 128,76 Mio. (in words: one hundred twenty eight million seventy six thousand).

(3) The provisions of Section 2, Section 3 Paragraphs (3) and (4), Section 4, Paragraph (1) a) and b) as well as Paragraphs (3) through (6) as well as Section 8 and Section 11 of this agreement shall apply accordingly for the Share Purchase and Transfer Agreement which shall exist if the offer pursuant to the aforementioned paragraph (1) is accepted provided that the assignment becomes effective at the earliest when the purchase price is credited to an account of the Seller indicated in the declaration of acceptance pursuant to the aforementioned Paragraph (2) - including interest from the Cut-Off Date when the option was exercised. The profit of the shares covered by the option shall be due to the Purchaser as of the business year for which the option was exercised.

         Both Parties shall have the right to rescind from the Share Purchase and Transfer Agreement which has come into existence through the acceptance of the option if necessary permits of the German Anti-Trust Office pursuant to Section 40, Section 41, GWB, and/or of the Commission of the European Communities pursuant to the Council's EEC Directive No. 4046/89 dated December 21, 1989, in its currently valid version are finally and incontestably refused.

         All warranty rights of the Purchaser shall, with the exception of the warranty of legal defects pursuant to the aforementioned Section 4, Paragraph (1), a) and b), be excluded.


                                    Section 8
                                 MERGER CONTROL

The Contractual Parties shall, at the latest immediately after signing this agreement, register with the German Anti-Trust Office or, if the decisive thresholds have been reached, register with the Commission of the European Communities the intention to merge which exists based on this agreement pursuant to Section 37 and Section 39, GWB, and/or the Council's EEC Directive
No. 4046/89 dated December 21, 1989, in its currently valid version. The Contractual Parties shall be obliged to give the details and information required of them in due time, completely and correctly. The Purchaser shall also take over the correct registration on behalf of BVAG.


                                    Section 9
                      RESERVATIONS OF OFFICIAL AUTHORITIES

This agreement only becomes effective with the exception of the aforementioned
Section 4 paragraph (1) lit. d) as well as Section 8, Section 10 and Section 11, Paragraph (4), if the City council has consented to it and the authority supervising the legality of administrative activities has also consented to the agreement and/or notified that a permit from the authority is not necessary.


                                   Section 10
                                RESCISSION RIGHTS

If the conditions of effectiveness pursuant to Section 3, Paragraphs (3) and
(4), and/or Section 9 with a view to the shares sold pursuant to Section 1, Paragraph (2), have not occurred by December 31, 2003, both Parties shall have


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the right to rescind the agreement. The provision regulating the costs in the following Section 11, Paragraph (4), shall remain effective. The above
Sentences 1 and 2 shall also apply if any necessary permits pursuant to
Section 3, Paragraphs (3) and (4), and/or Section 9 have been conclusively refused or the implementation of the agreement has been prohibited by the German Anti-Trust Office.


                                   Section 11
                                FINAL PROVISIONS

(1) The choice of forum for all disputes connected with this agreement is - as far as is permitted - exclusively Brunswick.

(2) The Purchaser shall register the transfer of rights to the sold shares with the Share Register of the Company.

(3) Should individual provisions of this agreement be or become completely or partially invalid or unenforceable invalid, the effectiveness of the remaining provisions of the agreement shall remain unaffected. The appropriate regulation which comes closest to the economic intent of what would usually have been agreed if the invalidity or unenforceability had been known takes the place of the invalid or unenforceable contractual provision by means of a supplementary interpretation of the agreement. If the interpretation is eliminated due to legal grounds, the Contractual Parties shall be obliged to make corresponding supplementary agreements. The above regulation shall also apply if a gap which must be closed appears while implementing or interpreting the agreement.

(4) The costs which the Contractual Parties entailed by calling in consultants for the negotiations preceding this agreement shall be borne by each Contractual Party itself. This also applies if this agreement cannot be implemented due to it being prohibited by the German Anti-Trust Office (Section 3, Paragraphs (3) and (4) in connection with Section 8). The costs in connection with the conclusion of this contract, especially the costs for notarization, are to be borne by the Purchaser.

(5) Modifications or supplements to this agreement must be made in writing in order to be valid. This also applies should this written requirement be modified. Oral supplements to this agreement have not been made.

Documentary to this, the aforementioned notarial recording together with the exhibits was read to the appeared by the Notary Public, approved by the appeared and personally signed by them and the Notary Public as follows:
Basel/Switzerland, May 15 (fifteen), 2002 (twothousandtwo).

Brunswick,
           ------------------------------------------


/s/ Johann Friedrich Rumetsch                    /s/ Markus Schackmann
-------------------------------                  -------------------------------
         - SWBS -                                         - Purchaser -



EXHIBITS

Exhibit 1:  Resolution of the General Assembly dated..., 2002
Exhibit 2:  Consenting Resolution of the Company
Exhibit 3:  Statement of Accounts for BVAG as of December 31, 2001
Exhibit 4:  Legal Disputes
Exhibit 5:  Data Room Index
Exhibit 6:  E.ON/Avacon Share Purchase Agreement
Exhibit 6a: FGS Share Purchase Agreement
Exhibit 7:  Consortium Agreement

OMITTED SCHEDULES

Exhibit 1    Resolution of the General Assembly
Exhibit 2    Consenting Resolution of the Company
Exhibit 3    Statement of Accounts for BVAG as of December 31, 2001
Exhibit 4    Legal Disputes
Exhibit 5    Data Room Index
Exhibit 6a   FGS Share Purchase Agreement


The schedules listed above have been omitted from this exhibit; however, each of TXU Corp. and TXU Europe Limited hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request by the Commission.

Exhibit 6

kpmg Beiten Burkhardt                      SHARE SALE AND TRANFER AGREEMENT E.ON
                                                      Partial Privatization BVAG
                                                                    May 29, 2002



                        SHARE SALE AND TRANSFER AGREEMENT


                                     between


               the Braunschweiger Versorgungs-Aktiengesellschaft,
              represented by its managing director, Mr. Kurt Lange,
                                         - hereinafter also"BVAG" or"Seller" -


                                       and


                      TXU Stadtwerke Holding GmbH & Co KG,
                     represented by -----------------------,
                          - hereinafter the "Buyer" -

                                   as well as
                               regarding Section 5
                                TXU Europe Ltd.,
                  represented by -----------------------------,
                                                  - hereinafter the"Guarantor" -


The Buyer and the Seller are also referred to hereinafter as the "parties" or the "contracting parties".


                                    Section 1
                              OBJECT OF SALE/SALE

(1) The Uberlandwerke Braunschweig GmbH, as trustee, holds for the BVAG 490,100 (in words: four hundred ninety thousand one hundred) shares of non-par bearer common stock with a proportional amount of the capital stock of EUR 2.60 in the E.ON AG, Dusseldorf (Security certificate no. 761440).

(2) The BVAG sells the aforementioned shares in E.ON AG to the Buyer accepting this offer.

(3) The profits appertaining to the shares sold pursuant to the above para. 2. in conjunction with para. 1, in the current fiscal year and profits from previous years not distributed to the shareholders (i.e. profits carried forward and profits from earlier years for which no profit distribution resolution was adopted) belong solely to the Buyer.


                                    Section 2
                                 PURCHASE PRICE

(1) The purchase price for the shares in E.ON AG sold pursuant to Section 1 para. 2 in conjunction with para. 1 total, subject to the following clause 2, EUR 27,935,700 (in words: EUR twenty-seven million nine hundred thirty-five thousand seven hundred). Should the closing stock exchange price of E.ON AG on 1 June 2002 (Xetra closing price) result in a higher amount, this will be the purchase price owed.

kpmg Beiten Burkhardt                      SHARE SALE AND TRANFER AGREEMENT E.ON
                                                      Partial Privatization BVAG
                                                                    May 29, 2002



(2) The total sale price resulting from the above para. 1 is due on 10 June 2002 to be paid by the Buyer to the Seller's account named below: Account No. 824706, Sort code: 25050000, Bank: Nord/ LB

(3) In the event of late payment, the as yet unpaid portion of the purchase price--subject to any further rights of the seller--is subject to 10% interest p.a. from the due date.


                                    Section 3
                              TRANSFER OF OWNERSHIP

(1) The Seller transfers the shares designated in Section 1 para. 1 to the Buyer thus accepting, with taxation and economic effect as of 31 May (24:00) / 1 June 2002 (0:00) (cut-off date), subject to the condition for the delivery claim for the shares designated in Section 1 para. 1 stipulated in the paragraph 3 below.

(2) The transfer of title to the shares designated in the above Section 1 para. 1 is subject to the condition subsequent of complete payment of the purchase price including any interest penalty pursuant to the above
     Section 2.


                                    Section 4
                            WARRANTIES AND GUARANTIES

(1) The BVAG warrants in the form of an independent guarantee promise effective on the date this contract is concluded that the BVAG is the legal and economic owner of the shares sold pursuant to Section 1 para. 2 in conjunction with para. 1 and entitled without restriction to dispose of these shares. No restrictions on disposal or encumbrances to the shares exist.

(2) Should one or more of the statements for which the Seller has given a warranty pursuant to the above para. 1 should prove incorrect, the Buyer may demand that the Seller, within an term appropriate to the circumstances, no later than within three months of receiving such demand, create the condition which would pertain were the statement or statements to be correct. If the Seller fails to create the contractually warranted condition within the term set or should the creation of such contractually warranted condition be impossible, than the Buyer may withdraw from the contract.

(3) The Seller assumes no further warranties, guarantees, or indemnifications. All warranty claims for material and legal defects and claims for damages of whatever kind, other than those in para. 1 expressly assumed guarantees, are precluded to the extent allowable by law. Should however, the Buyer be entitled to such claims, these shall be limited to the purchase price for the shares pursuant to Section 2 para. 1.

(4) The warranty claims pursuant to the above paragraphs 1 - 3 are subject to a term of limitations of 18 months commencing with the effective date of this contract.

kpmg Beiten Burkhardt                      SHARE SALE AND TRANFER AGREEMENT E.ON
                                                      Partial Privatization BVAG
                                                                    May 29, 2002



                                    Section 5
                             DUTIES OF THE GUARANTOR

The Guarantor undertakes with respect to the Seller, in the form of a debt assumption, to satisfy the obligations of the buyer arising from this sale and transfer agreement and to guarantee completely for every obligation of the Buyer arising from the purchase and holding of the shares acquired by virtue of this contract. The Guarantor and Buyer are joint and several debtors with respect to the aforementioned liabilities.


                                    Section 6
                   RESERVATIONS PERTAINING TO GOVERNING BODIES

This contract, with the exception of Sections 7 and 8 para. 4, will first take effect as soon as the city council has given its consent and the legal regulatory agency has also approved the contract or given notice that no regulatory approval is required.


                                    Section 7
                               RIGHT TO WITHDRAWAL

(1) If the effective conditions pursuant to Section 3 para 3 and or Section 6 with respect to the shares sold pursuant to Section 1 para 2 in conjunction with para. 1 have not been satisfied by 31 December 2002 or the required approvals pursuant to Section 6 have been conclusively denied, both parties are entitled to withdraw from the contract.

(2) The same shall apply if the share sale and transfer agreement of 15 May 2002 between the SWBS and the TXU Stadtwerke Holding GmbH & Co KG or the transfer of the shares in the BVAG should conclusively not take effect.

(3) The cost provisions in the following Section 8 para. 4 also apply in the event of a withdrawal from the contract.


                                   Section 8
                                FINAL PROVISIONS

(1) The jurisdiction for all disputes arising in connection with this contract is--to the extent allowable--exclusively Braunschweig.

(2) The Seller undertakes to obtain the required approvals from the company for the transfer of title to the shares sold. To the extent required, the Buyer will perform the report the legal transfer of the shares sold for recording in the company's share register.

(3) Should any provision of this contract, in whole or in part, be or become invalid or unenforceable, the remainder of the contract shall remain valid. In place of the invalid or unenforceable contractual provision, an appropriate provision shall apply in the form of an additional contractual construction which comes closest in economic sense to that which would normally have been agreed were the invalidity or unenforceability to have been known. To the extent that construction is precluded for legal reasons, the contracting parties undertake to adopt appropriate additional agreements. The above provision also applies if in the course of execution or construction of the contract an omission needs to be satisfied.

(4) The costs which the contracting parties incur through the retention of consultants during the negotiations preceding this contract are to be borne by each contracting party respectively.

kpmg Beiten Burkhardt                      SHARE SALE AND TRANFER AGREEMENT E.ON
                                                      Partial Privatization BVAG
                                                                    May 29, 2002



(5) Changes or amendments to this contract must be in writing to be valid. This applies also to any change in the requirement of writing. No ancillary oral agreements have been concluded.

                                                                        COURTESY
                                                                     TRANSLATION

                                    EXHIBIT 7

              TO THE SHARE PURCHASE AND TRANSFER AGREEMENT BETWEEN

      STADTWERKE BRAUNSCHWEIG GMBH AND TXU STADTWERKE HOLDING GMBH & CO. KG
                               DATED MAY 15, 2002


                              CONSORTIUM AGREEMENT


                                     between


                          Stadtwerke Braunschweig GmbH,

    represented by Mr. Johann Rumetsch, born on April 30, 1969, acting to the exclusion of a personal liability as an unauthorized representative

                                      - hereinafter also referred to as "SWBS" -


                                       and


                      TXU Stadtwerke Holding GmbH & Co. KG,

  represented by Mr. Markus Schackmann, born on August 11, 1964, acting to the exclusion of a personal liability as an unauthorized representative

                                  - hereinafter referred to as the "Purchaser" -

             as well as with respect to Sections II 6. and III - VII


                of Braunschweiger Versorgungs-Aktiengesellschaft

    represented by Mr. Johann Rumetsch, born on April 30, 1969, acting to the exclusion of a personal liability as an unauthorized representative


                     - hereinafter also referred to as "BVAG" or the "Company" -


                     as well as with respect to section XIV

                               of TXU Ltd., Europe
  represented by Mr. Markus Schackmann, born on August 11, 1964, acting to the exclusion of a personal liability as an unauthorized representative as well as with respect to section XV

                            of the City of Brunswick

    represented by Mr. Johann Rumetsch, born on April 30, 1969, acting to the exclusion of a personal liability as an unauthorized representative


SWBS and the Purchaser are hereinafter also referred to as the "(Contractual) Parties"; this definition also covers BVAG with respect to Sections II 6. and III - VII.


                                   I. PREAMBLE

SWBS, a 100 % subsidiary of the City of Brunswick (hereinafter also referred to as the "City") with registered offices in Brunswick, registered with the commercial register of the County Court in Brunswick under HRB 554, is the sole shareholder of Braunschweiger Versorgungs-Aktiengesellschaft with its registered offices in Brunswick, registered with the commercial register of the County Court in Brunswick under HRB 655.

In order to secure the location of Brunswick and to strengthen BVAG, the City and SWBS have decided to sell part of the shares in BVAG held by SWBS to a strategic investor.

With the Share Purchase and Transfer Agreement dated May 15, 2002, SWBS sold and assigned to the Purchaser shares in BVAG in the amount of 74.9 % of the share capital of the Company.

In order to regulate their partner cooperation and their mutual rights and duties as the sole shareholders of BVAG and with the intention to grant SWBS an appropriate amount of influence in the activities of BVAG even in the future, the Parties shall, in the sense of a fair reconciliation of interests and mutual regard in business loyalty pursuant to the principles of good faith, agree to the following - even for circumstances not regulated by this agreement:

                              II. BVAG'S STRUCTURE

1.   BVAG'S BOARD OF DIRECTORS

1.1 Pursuant to BVAG's Articles of Association the Company's Board of Directors consists of one or more members who are appointed by the Company's Supervisory Board. The Contractual Parties agree that the Company's Board of Directors shall consist of three members. The Parties furthermore agree that one member of the SWBS's Board of Directors may be suggested by the City while the Chairman of the Board of Directors and one other member of the Board of Directors shall be suggested by the Purchaser. The Purchaser shall exercise at least its right of suggestion regarding the other member of the Board of Directors in coordination with the Seller if possible and draw on current BVAG management. The City's right of suggestion shall end as soon as SWBS's interest declines below 25.1 % of the Company's share capital.

     Each Contractual party has a right to object to the suggestion of the other Contractual Party if important reasons resulting from the name of the suggested person oppose the nomination. Important reasons in the above sense are, in particular, justified doubts as to the integrity, reliability or knowledge of the suggested person. The party entitled to make the suggestion shall be obliged to make a new suggestion should the right to object have been validly exercised.

1.2 The Parties shall be obliged, as far as is legally permitted, to work towards the fact that the BVAG Supervisory Board appoints the members of the Board of Directors and stipulates the number of said members pursuant to the above cipher 1.1. With respect to the new appointment of the Board of Directors made necessary by the assignment of shares and based on the regulation in the aforementioned cipher 1.1 the parties concluding the contract agree to work towards the fact that the Supervisory Board of the Company shall appoint the Company's new Board of Directors at the earliest possible date, at the latest, however, within three weeks after the assignment of the shares has become effective pursuant to section 3 of the Share Purchase and Transfer Agreement.

1.3 The above regulations apply correspondingly for revocations and new elections and/or renewed appointments. The party entitled to make the suggestion shall, however, have the right to make the final decision as to the revocation of the member of the Board of Directors whom the party suggested. This does not apply for a revocation based on an important reason.

2.   BVAG'S SUPERVISORY BOARD

2.1 The Company's Supervisory Board shall in the future, pursuant to cipher 4 of the revised version of the Articles of Association to be resolved upon, consist of twelve members who are eligible to vote and of whom eight represent the shareholders and four the employees.

2.2 The Contractual Parties agree that SWBS is entitled, until the option right pursuant to section 7 of the Share Purchaser and Transfer Agreement has been exercised, to suggest three of the members of the Supervisory Board to be appointed by the shareholders, including, until the option is exercised pursuant to section 7 of the Share Purchase and Transfer Agreement, the

     Mayor of the City. Even after exercising the option pursuant to section 7 of the Share Purchase and Transfer Agreement or after having otherwise completely or partially transferred the shares held by SWBS until then, the Purchaser shall always appoint one person nominated by SWBS to the Supervisory Board. Otherwise the Purchaser shall have the right of suggestion with respect to the members of the Supervisory Board to be appointed by the shareholders.

     The Parties assume that the current Supervisory Board which consists of 18 members pursuant to the version of the Company's Articles of Association valid at the time when this agreement is concluded shall remain in office until the office of the next Supervisory Board commences. The Contractual Parties furthermore agree that with respect to the composition of this Supervisory Board SWBS is, until the option right is exercised pursuant to section 7 of the Share Purchase and Transfer Agreement, entitled to suggest four (4) of the members of the Supervisory Board to be appointed by the shareholders, including the Mayor of the City until the aforementioned option right is exercised. Even after exercising the option pursuant to section 7 of the Share Purchase and Transfer Agreement or after having otherwise completely or partially transferred its shares held until then, SWBS and/or the City is entitled to suggest a member of the Supervisory Board to be appointed by the shareholders. Otherwise the Purchaser shall have the right of suggestion with respect to the members of the Supervisory Board to be appointed by the shareholders.

2.3 With respect to the provisions to elect the members of the Supervisory Board pursuant to section 11, Paragraph (2), of the Articles of Association (new version), the Contractual Parties shall be mutually obliged to consent to the election of members of the Supervisory Board suggested by the other Contractual Party in the general assembly deciding on this matter unless important reasons stemming from the name of the suggested person oppose the election. Important reasons in the above sense are, in particular, justified doubts as to the integrity and reliability of the suggested person. With respect to the aforementioned distribution of the Supervisory Board duties agreed in the above cipher 2.2, Subparagraph 2, the Seller shall be obliged to arrange for the fact that immediately after the shares of the company have been assigned, eight (8) Supervisory Board members shall resign from the Company's Supervisory Board. SWBS shall furthermore be obliged to vote, in the first general assembly of the Company following the assignment of the shares, for the election of eight (8) of the Supervisory Board members to be suggested by the Purchaser. The Parties shall be obliged to hold the first general assembly within 14 working days after the assignment of the shares to the Purchaser and, if necessary, to waive all formalities and notice periods for this.

2.4 The Parties furthermore agree that SWBS - as long as it holds an interest in BVAG - is entitled to be represented in any committees which are established by the Supervisory Board with at least one Supervisory Board member suggested by SWBS who is eligible to vote.

2.5 The Parties agree that the Mayor of the City is to adopt the chairmanship of the Supervisory Board for BVAG until the complete sale of all shares held by SWBS. The Parties furthermore agree that the Purchaser has the right to suggest the first vice-chairman and the employee representative) has the right to suggest the second vice-chairman of the Chairman of the Supervisory Board. With respect to the election of the chairman and of the vice-chairman of the chairman required pursuant to section 12, Paragraph
     (1) of the BVAG's Articles of Association, the Contractual Parties shall be obliged, within what is legally permitted, to work towards the fact their representatives in the Supervisory Board shall vote as provided in the aforementioned agreement.

2.6 The above regulations apply correspondingly for revocations and new elections and/or renewed appointments.

3.   CONSORTIUM COMMITTEE

3.1 For the purpose of coordinating their shareholder rights and the rights arising from this Consortium Agreement SWBS and the Purchaser shall form a Consortium Committee which shall consist of three representatives of SWBS and three representatives of the Purchaser. The members of the Consortium Committee must be entitled to make decisions which are binding on the party they represent. They can delegate their rights to a representative as far as the latter can also act with binding effect for the party they represent. The representatives of the parties in the Consortium Committee should also be members of the Supervisory Board of the Company. The Company's Board of Directors shall always take part in the meetings of the Consortium Committee but does not have a right to vote.

     The Consortium Committee shall for the parties safeguard the rights pursuant to Sections II.1. through II.4. as well as all other duties which are assigned to it in this agreement. It is furthermore responsible for the questions which are presented for clarification to it by a party in connection with the execution of this Consortium Agreement. Meetings of the Consortium Committee shall take place upon the request by a party with an appropriate time allowed between receiving the invitation to attend the meeting and the meeting actually taking place, which time period should not generally exceed ten (10) days. As far as all the members of the Consortium Committee are in agreement, decisions of the Consortium Committee can also be made outside a meeting either in writing or via telephone. Written minutes of the resolutions of the Consortium Committee, a copy of which is to be submitted to the Parties, are to be drawn up.

3.2 There is agreement between the Parties that their respective representatives in the Supervisory Board should vote uniformly if at all possible. In order to guarantee this, the Parties shall be obliged to discuss in advance important subject matters of the resolutions of the Supervisory Board in the Consortium Committee with the aim to achieve agreement in either rejecting or consenting to the subject matter of the resolution. They shall furthermore be obliged, as far as is legally permitted, to work towards the fact that the members of the Supervisory Board suggested by them vote in accordance with the decision made in the Consortium Committee. Important subject matters of resolutions are in particular modifications of price structures, the approval of the annual business plan and of the cash-flow projection, conclusion, modification and rescission of supply agreements and management service agreements, carrying out voting rights in holding companies and selling interests.

     With respect to modifying the general price structure SWBS may only refuse its agreement in the Consortium Committee if the modification of the price structure suggested by the Board of Directors is not consistent with the statutory regulations. SWBS may only refuse its agreement to the draft of the annual business plan (minus the cash-flow projection) which is presented by the Board of Directors, to the conclusion of the agreements indicated in section 13, Paragraph (2), No. 3 a), b) and d) of the Articles of Association, to the voting behavior in subsidiaries and holding companies as far as the aforementioned subject matters of resolutions are concerned, to the sale of financial assets of the Company as well as to the granting and revoking of prokura, if these measures would lead to a violation against the Purchaser's duties regulated in this Consortium Agreement ("opposing important matters"). If SWBS would like to refuse its agreement due to opposing important matters, it must give substantiated reasons. The Parties furthermore agree that the shareholder, against whom legal proceedings are to be initiated shall have no right to vote in a resolution deciding upon whether the legal proceedings are to be initiated. There shall be no obligation to give consent in all other cases; this also applies with respect to those resolutions where SWBS is generally subject to voting in accordance with instructions pursuant to the aforementioned regulations if these are also covered by section 13 (2), No. 16, of the Company's Articles of Association and are above the limits stipulated in section 13, Paragraph 2, No. 1 through 15 of the Articles of Association.

3.3 There is further agreement between the Parties that as far as possible they intend to achieve a consensus of their voting behavior during the Company's General Assembly. The Parties are therefore obliged to negotiate in advance resolutions of the General Assembly in the Consortium Committee with the aim to achieve a consensus of their voting behavior in the General Assembly. If the Parties cannot achieve such consensus, the voting can take place without instructions unless something else results either from the Partnership Agreement of the non-trading partnership to be established for the purpose of implementing a special agreement establishing the relationship between two related companies where several parent companies are involved pursuant to the following cipher 6.2 or from the following:

     If one of the measures referred to in the last paragraph of cipher 3.2 is presented to the General Assembly by the Board of Directors of the Company for a decision, SWBS - failing agreement - is obliged to consent to these proposals if it was obliged to declare its agreement in the Consortium Committee pursuant to cipher 3.2, second paragraph. The last sentence of cipher 3.2 applies accordingly.

3.4 The Parties shall inform those members of the Supervisory Board suggested and sent by them and/or elected by the General Assembly of the principles and aims stipulated in this agreement.

4. REVISED TEXT OF THE BVAG'S ARTICLES OF ASSOCIATION/RULES OF PROCEDURE OF THE BOARD OF DIRECTORS

4.1 The Contractual Parties agree that the draft of the BVAG's Articles of Association which is attached to this agreement as EXHIBIT 1 ("REVISED TEXT OF THE BVAG'S ARTICLES OF ASSOCIATION") shall be resolved upon within one month after the effective transfer of the shares and registered with the commercial register. The Articles of Association (new version) which are to be resolved upon shall replace the currently existing Articles of

     Association. The Parties are obliged to take all measures which are necessary for this to happen.

4.2 As soon as the transfer to the Purchaser of the sold shares has become effective and the Board of Directors has been reformed, the Parties shall, within what is legally permitted, work towards the fact that the Board of Directors adopts the rules of procedure for the Board of Directors which are attached as EXHIBIT 2 ("RULES OF PROCEDURE FOR THE BVAG'S BOARD OF DIRECTORS") and that the Supervisory Board consents to them.

5.   DUTIES TO REPORT TO SWBS

The Parties agree that the BVAG's accounting system should irrespective of the Purchaser's requirements be organized so that it is possible to fulfill any duties to report to SWBS which are necessary pursuant to the German regulations on municipal budgets.

6.   SPECIAL AGREEMENTS ESTABLISHING THE RELATIONSHIP BETWEEN TWO RELATED
     COMPANIES

6.1 A Domination and Profit-and-Loss Absorption Agreement between SWBS as the dominating company and BVAG as the dominated company has been in existence since 1971. The end of the business year of the Company has been converted to June 30, 2002 (short business year), with a view to the intended sale of shares in the Company in the amount of 74.9 % of the share capital. The Parties agree that the existing Domination and Profit-and-Loss Absorption Agreement shall be terminated as of the end of the short business year. SWBS shall thus take all necessary measures therefore.

6.2 Special agreements establishing the relationship between two related companies where several parent companies are involved

     Agreement furthermore exists between the Parties that after the termination of the existing Domination and Profit-and-Loss Absorption Agreement a special relationship between two related companies where several parent companies are involved is to be concluded between BVAG and the Parties by means of the conclusion of a Profit-and-Loss Absorption Agreement between BVAG and a non-trading partnership to be established between SWBS and the Purchaser with the content indicated in EXHIBIT 3 ("PROFIT-AND-LOSS ABSORPTION AGREEMENT") with effect under the German law of obligations from January 1, 2003, [or - if the financial integration will already be available - alternatively: July 1, 2002]. The Parties are obliged to work towards the fact that a corresponding agreement is concluded by the end of 2002 [alternatively: end of June, 2002] at the latest and the shareholder meetings and/or General Assemblies of SWBS, the Purchaser and BVAG grant their consent hereto while waiving the presentation of a written report by the Board of Directors of BVAG and the audit of the agreement. The Parties are furthermore obliged to conclude supplementary agreements and possibly a domination agreement on the basis of the regulations agreed for the Consortium Committee if this proves necessary for the fiscal recognition of the special relationship between two related companies where several parent companies are involved.

6.3 For the purpose of implementing a special relationship between two related companies where several parent companies are involved pursuant to the aforementioned cipher 6.2, SWBS and the Purchaser shall, before concluding the aforementioned Profit-and-Loss Absorption Agreement, establish a non-trading partnership with the name of "Willensbildungsgesellschaft der Aktionare der Braunschweiger Versorgungs-Aktiengesellschaft" according to the partnership agreement attached as EXHIBIT 4 ("GBR PARTNERSHIP AGREEMENT"). The sole purpose of the non-trading partnership is to demonstrate uniform intention towards BVAG. The Parties agree that the regulations in Sections II.1. through II.4. shall apply for the principles of this uniform intention.

6.4 The parties shall be obliged not to cancel or give notice of termination or otherwise terminate the Profit-and-Loss Absorption Agreement and the partnership agreement of the Willensbildung non-trading partnership if the Parties have not agreed to this in the Consortium Committee.

7.   BVAG'S REAL ESTATE

The Parties know that BVAG will conclude with the City the framework agreement with respect to BVAG's real assets, which agreement is attached to this agreement as EXHIBIT 5 ("REAL ESTATE FRAMEWORK AGREEMENT") in order to regulate open real estate issues. It is further known to the Parties that the purchase contracts enclosed to this contract as EXHIBITS 5A ("Purchase of Real Estate SBWS") and 5B ("Purchase of Real Estate BVAG") shall be concluded between BVAG and SWBS.


                           III. REORGANIZATION OF SWBS

1. Before the conclusion of this agreement SWBS provided services to BVAG on the basis of the Domination and Profit-and-Loss Agreement, such as, e.g., financial arrangements, supplying long- and short-term loans, dealing with legal, fiscal and insurance matters, personnel administration and dealing with related questions as well as internal auditing.

2. With respect to the altered interests of SWBS due to the sale of the majority shareholding in BVAG, the City of Brunswick intends to adapt the corporate organization of SWBS as of December 31, 2002, to the altered framework conditions. Operating divisions of SWBS or parts thereof which mainly served until now to provide services to BVAG as well as the employment and contractual relationships allocated to these operating divisions are to be transferred to BVAG within the framework of this reorganization. BVAG shall retain the use of the SWBS services in the previous scope until the reorganization of SWBS has been carried out. After the end of the re-organization BVAG shall provide services to SWBS and Braunschweiger Verkehrs-AG on the basis of service contracts.

     In the draft of the framework agreement which is attached to this agreement as EXHIBIT 6 ("SWBS RE-ORGANIZATION FRAMEWORK AGREEMENT") BVAG and SWBS will reach agreement on the legal framework conditions for the aforementioned transfer of operating divisions, personnel and contracts as well as for providing services before and after the end of the re-organization.

3. The Parties as shareholders of BVAG are obliged, within what is legally permitted, to work towards the conclusion of the aforementioned framework agreement and the fact that the obligations of BVAG resulting from the framework agreement are fulfilled properly.


                IV. PRESERVING EMPLOYEE RIGHTS / WORKS AGREEMENT

The parties concluding the contract know that the BVAG Board of Directors has concluded the works agreement attached to this agreement as EXHIBIT 7 ("WORKS AGREEMENT") with the BVAG works council with respect to the sale to the Purchaser of the majority shareholding in BVAG in order to preserve the legal and possession levels of the BVAG employees.


                   V. PRESERVING THE MEMBERSHIP OF KAV AND VBL

1. At the time when this agreement is concluded, BVAG is a member of the Kommunaler Arbeitgeberverband Niedersachsen e. V. (Local Employers' Association in Lower Saxony - referred to in the following as "KAV"). The Parties shall be obliged as shareholders to work towards the fact that the BVAG membership in KAV is maintained. Should the membership in KAV have to be terminated anyway, the Parties shall be obliged to work towards the fact that the previous protected privileges which were agreed by means of a collective bargaining agreement are secured by trade agreements of equal material value.

2. At the time when this agreement is concluded, BVAG is a member of the Versorgungsanstalt des Bundes und der Lander (Pension Fund for Employees of the German Federal Republic and States - referred to in the following as "VBL"). Even after the assignment to the Purchaser of the sold shares has become effective, this membership shall continue to exist pursuant to section 19, Paragraph 1, in connection with Paragraph 2, cipher c, of the VBL's Articles of Association dated January 1, 1967, in the 41st version of the Articles of Association modified on February 1, 2002, based on BVAG's membership in KAV. The Parties shall be obliged as shareholders to work towards the fact that the BVAG membership in VBL is maintained. Should maintaining the membership in VBL require security to be provided, this shall be borne exclusively by the Purchaser.


                VI. PRESERVING THE FIRM AT THE BRUNSWICK LOCATION

1. BVAG is obliged to insure that all services offered by it within its area of supply at the time of signing this contract, in particular in the sectors of electricity, gas, district heating and water supplies, continue to be offered and the existing BVAG business sectors shall be further developed as far as is economically reasonable. BVAG is also obliged to maintain the economic use of the networks for electricity, gas, water and district heat in Brunswick.

2. BVAG remains an independent company in the sense of the German Stock Corporation Law (Aktiengesetz) and is obliged to fulfill its duty pursuant to the above Paragraph 1.

3. The parties shall continue to insure that Brunswick is maintained as the offices of BVAG registered by law and as the actual location of the main administration, of the Board of Directors and of all main corporate functions.


                      VII. ADDING VALUE TO THE LOCAL REGION

1. The Parties shall as far as is economically reasonable insure that the companies located in the region are, while observing legal regulations, preferred when BVAG, or companies in which BVAG holds an interest of at least 50 %, gives orders. They shall in particular work towards splitting more extensive orders into batches. The provisions of the works agreements are to have priority.

2. The Parties agree to work towards that BVAG will conclude with the electricians' guild and the plumbing and heating guild both located in Brunswick the market partner agreement attached to this Consortium Agreement as EXHIBIT 8 ("MARKET PARTNER AGREEMENT"). This market partner agreement forms the basis of a partnership between the companies belonging to the guilds (so-called "market partners") and BVAG with respect to promoting the conversion of heating systems from heating oil, solid fuels or liquid gas to district heating, local heating and/or natural gas as well as with respect to procuring contracts for providing electricity, natural gas and heat. SWBS and the Purchaser are obliged within what is legally permitted to work towards the fact that this partnership is actively further developed and remains on a high level until at least December 31, 2010. They are furthermore obliged within what is legally permitted to work towards the fact that BVAG does not in future directly offer the services offered by the market partners either.


                   VIII. FURTHER PERFORMANCE OF THE PURCHASER

1. The Purchaser shall be obliged to support BVAG with its technical and corporate knowledge and experience, in particular by making appropriate personnel available. It shall be obliged as far as is economically reasonable to insure a transfer of knowledge as well as cooperating with BVAG in the following areas:

     a) Portfolio management in the area of electricity in order to secure the electricity supply at market prices,

     b) Optimizing the supply portfolio, further development of the network management and of the price structure in the areas of gas and possibly water,

     c)   Channeling management in the areas of electricity and gas,

     d)   Billing and customer care,

     e)   Services in order to continue to develop the BVAG activities.

2. The Purchaser shall be obliged as far as is possible and economically reasonable to work towards the fact that BVAG continues to use systems to produce electricity and heat by means of the environmentally friendly combined method of capturing heat and electricity at the same time and promotes applying technologies which favor the environment.

3. The Purchaser shall be obliged to work towards the fact that BVAG sales in the area of electricity lost during the course of competition are compensated by the acquisition of new customers or by expanding new areas of business. SWBS shall support this to the best of its ability.

4. The Purchaser shall in particular but not conclusively support BVAG in its decentral energy production and heat management.

5. The Purchaser shall be obliged to support the expansion of BVAG in the region within what is economically reasonable. The Purchaser shall besides expanding business areas promote the cooperation with other energy suppliers while appropriately taking into consideration the economic interests of BVAG and the Purchaser's interests, in particular the purchase and integration in this context of such companies into BVAG.

6. The Purchaser shall be obliged to expand BVAG into a national center of responsibility within the TXU Group. The business activity of BVAG should in this sense be expanded in particular in the areas of:

          o    Key Account Management and

          o    Taking care of batch customers.

     This covers advising and taking care of key account customers in all questions of energy supply, in particular energy delivery, connection measures and system services as well as negotiating contracts through to their conclusion with large customers. BVAG shall within what is legally permitted take over the responsibility and product development for the large customers in the German market.

7. The Purchaser shall be obliged to further develop with BVAG and a partner company of the TXU Group the national marketing of

          o    Network services and

          o    Asset management,

     whereby the aim of the asset management shall lie in the technical and economical optimization of the physical expansion of the network and the new plans which are actually required.

8. The Purchaser shall be obliged to involve BVAG in the development of a Stirling Motor in order to be able in particular to use it in the area of Brunswick. The intellectual property rights are to be observed here. The technology to be found with the Purchaser in the area of development shall be used here in order to develop the technology of the Stirling Motor or a comparable technology so that it is ready to be put on the market. The Purchaser shall furthermore be obliged to set up a maximum of 50 Stirling Motors for the "Hi-Tech City" ("Hochtechnologiestadt") as far as is possible and economically reasonable.

9. The Purchaser shall create fifty (50) new and qualified work places in BVAG for the fulfillment of its aforementioned duties.

10. The Parties shall be obliged to work towards the fact that BVAG maintains at the same level its previous promotion of cultural and sports activities and/or of associations serving such purposes as far as is economically reasonable (at least EUR 130,000.00 p. a.). The Parties amicably agree upon the distribution of the aforementioned sponsorship services as well as the services promised by the Purchaser with regard to section 5 of the Share Purchase and Transfer Agreement.


                      IX. AGREEMENT RESTRICTING COMPETITION

1. The Purchaser is prohibited from actively competing directly or indirectly with BVAG or with companies in which BVAG holds an interest of at least 50% of the nominal capital on any area where BVAG and/or the aforementioned companies are active. This prohibition of competition applies for the municipal area of Brunswick. The prohibition of competition also applies for companies with which the Purchaser is affiliated (section 15, Aktiengesetz (German Stock Corporation Law)).

     The prohibition of competition applies to companies with which the Purchaser is affiliated (section 15 et seq., AktG) provided that only active acts of competition (advertising measures, directly approaching customers, etc.) are registered by affiliated companies in the areas of gas and electricity, such actions being aimed at BVAG's and/or the aforementioned subsidiaries' areas of supply. Passive competition in the areas both under territorial and pertinent protection which does not originate from a targeted act of competition of affiliated companies is not covered by the competition agreement.

     The prohibition of competition does not apply to agreements which were already in existence when the Contractual Parties signed this agreement.

2. If the Purchaser departs from the Company or if its shares are redeemed, the Purchaser and its affiliated companies shall be prohibited for the duration of twelve months from competing within the region stated in Paragraph 1 with BVAG or with companies in which BVAG holds an interest of at least 50 % on an area where BVAG or a company in which BVAG holds an interest of at least 50 % is active at the time of the departure of the Purchaser or when the shares are redeemed.

3. Should the prohibition of competition pursuant to the above Paragraphs 1 and 2 be violated, the Purchaser must for each case of violation pay to SWBS a contractual penalty of (euro) 100,000.00 independent of who was at fault. Each period of two weeks in which the violation is continued shall count as independent and separate violations. The right of the Company to demand compensation or that the violation be stopped remains unaffected by the payment of the contractual penalty.


                   X. BUSINESS TRANSACTIONS WITH SHAREHOLDERS

The Contractual Parties agree that business transactions between the Company and one of the shareholders or a person closely connected to a shareholder are, irrespective of the requirements regarding consent and majority stipulations in section 13, Paragraph (2), of the Articles of Association (new version), only permitted if the respective business transaction is necessary or sensible in the economic interests of the Company and the mutual business obligations are in an appropriate ratio which will stand up to a comparison by a third party.


                             X.a WASTE ENCUMBRANCES

The Parties agree that BVAG shall be released (to the rate of 50 % each by the Purchaser and SWBS) from any obligations arising from a possible claim based on waste encumbrances on real estate which was owned by BVAG at the time of transferring the shares pursuant to section 3 of the Share Purchase and Transfer Agreement. This obligation of the Parties shall, however, only be valid if the value of the claims exceeds EUR 5 million.



              XI. PERFORMANCE RECEIVED BY THE CITY OR BY COMPANIES
                          IN WHICH IT HOLDS AN INTEREST

1. When this agreement is concluded, the concession agreement dated March 29/April 17, 2001, existing between the City and BVAG shall be supplemented corresponding to EXHIBIT 9 ("SUPPLEMENT TO THE CONCESSION AGREEMENT") attached to this agreement. The supplement of the concession agreement becomes valid with the transfer of the shares pursuant to the Share Purchase and Transfer Agreement entered into by the Parties.

2. The Parties know that BVAG has liabilities towards SWBS which result from the bank loans taken out by SWBS and transferred to BVAG. They also know that BVAG has current account debts against SWBS and other group companies with an interest. It is proposed that with the sale of the majority shareholding of BVAG by SWBS and the connected alteration of the group structure BVAG and SWBS will reach an consensus in the draft agreement attached to this contract as EXHIBIT 10 ("SET-OFF AGREEMENT") to set off against each other the liabilities and debts existing between BVAG and SWBS and the other group companies with an interest and to compensate a remaining balance by the end of 2002 at the latest. BVAG should be able to finance itself independently of the group. The Parties will work towards the conclusion of the aforementioned agreement.


                          XII. RIGHTS OF FIRST REFUSAL

1. The Parties agree the following with respect to the restricted transferability of the shares pursuant to section 6 of the Company's Articles of Association:

     a) The consent pursuant to section 6 is until December 31, 2010, subject to the free decision of the co-shareholder and can be refused until this date without a reason by the latter. The consent is subsequently to be granted if the rights of the party entitled first refusal pursuant to the following ciphers b) and c) are preserved and it is insured that the Buyer or Pledgee takes over all obligations arising from the shareholder relationship, which obligations are incumbent on the Seller towards the Company or its shareholders and an important reason does not oppose the consent. An important reason is, in particular, if the shares should not be assigned while observing the right of offer standardized under the following cipher b). The consent becomes effective when notified in writing by the Board of Directors to the party wishing to make the sale.

     b) If a Contractual Party intends to sell shares, he must first offer them to the other Contractual Party by means of a written declaration sent by certified post with a receipt report. In deviance from section 8 of the Articles of Association the value can be determined by the party wishing to make the sale. The time period for exercising this right of purchase amounts to four weeks as of receipt of the written declaration.

     c) If the right of purchase is not exercised, the Contractual Party willing to make the sale can sell to third parties the shares concerned while observing the above regulations and section 6 of the Articles of Association. However, as far as imperative statutory regulations do not oppose the sale and the purchase price falls below the value determined pursuant to the aforementioned cipher b), the other Contractual Party again has a right of first refusal.

          The right of first refusal can be exercised within a period of four weeks as of receipt of the purchase agreement transmitted by the selling party to the other party by the latter making a written declaration to the selling party.

     d) The aforementioned provisions of ciphers a) through c) do not apply for assignments or other methods of disposal to affiliated companies in the sense of section 15, AktG. Such methods of disposal to affiliated companies require the prior consent of the general assembly which, however, may only be refused when justified with an important reason. An important reason is, in particular, when the company taking over the shares does not have the necessary financial backing or the specialist knowledge required for a successful team in the Company, and if it cannot be insured that the shares will be transferred back to the respective shareholder if the buyer can no longer be considered an affiliated company in the sense of section 15 et seq., AktG.

     e) b) and c) apply correspondingly for a sale of shares by means of an exchange provided that the offer for the exchange is in cases of b) made in principle against a sum of money and in cases of c) the shareholder with the right of first refusal is entitled to bring an equivalent economic value instead of the amount agreed in the exchange.

2. If one or more new shareholders are to be integrated in the Company, the Parties can make their consent hereto which is required pursuant to the BVAG Articles of Association depend on the fact that the new shareholder(s) join this consortium agreement.

3. If there is a transfer of more than 50 % of the direct voting rights for one party to a company which is not affiliated in the sense of section 15 et seq., AktG, or if there is a Change of Control by an otherwise direct purchase of the control in the sense of section 290 et seq., HGB, the other party can demand that all the shares which the first party holds in BVAG are transferred to it. If there is a Change of Control before December 31, 2005, the purchase price for each 0.1 % of the interest in the BVAG share capital shall be the amount which would result as the purchaser price for
     0.1 % of the interest in the BVAG share capital if the purchase price for the option pursuant to section 7 of the Share Purchase and Transfer Agreement concluded between the parties had been given for the purchase of 100 % of the shares minus the 5 % discount on this amount.

     If there is a Change of Control after January 1, 2006, the transfer shall made if a purchase price is paid which corresponds to the market value. The market value is to be determined by an expert opinion drawn up by an independent auditor on the basis of a proper corporate evaluation for companies not listed on the stock exchange (IdW SI-FN8/2000 while using the DCF proceeding). The auditor shall decide on the corporate evaluation and this shall be binding on the Parties. If the Parties cannot agree on an auditor within six (6) weeks after the desire to make the transfer has been expressed, the auditor shall be commissioned by the Auditors' Institute in Germany (Institut der Wirtschaftsprufer in Deutschland e. V.) and this shall be binding on the Parties. The Parties shall each bear half of the costs of the auditor.

     The above regulation shall also apply to SWBS even if less than 50 % of the voting rights for SWBS is transferred to a third party and there is no other purchase of the control in the sense of section 290 et seq., HGB, and, however, the third party is granted the position of a majority shareholder with respect to decisions affecting BVAG in the shareholders' meeting, Supervisory Board and SWBS management. On the other hand, the above regulations shall not apply to SWBS even if more than 50 % of the direct voting rights for SWBS are transferred or there is another indirect purchase of the control in the sense of section 290 et seq., HGB, and, however, the Purchaser is not entitled to the majority of the voting rights with respect to decisions affecting BVAG in the shareholders' meeting, Supervisory Board and SWBS management. The above regulations shall not be applied to the Purchaser's shareholders if the voting rights for the Purchaser are transferred completely or partially to the other shareholder or an affiliated company of this other shareholder in the sense of section 15 et seq., AktG, or if there is another purchase of the control by one of these companies in the sense of section 290 et seq., HGB, at the level of TXU Europe Ltd. If the control is changed at the level of the shareholders of TXU Europe Ltd., this shall not create the facts for a Change of Control in the above sense.


                            XIII. GENERAL REGULATIONS

1.   TERMINATION

1.1 This contract shall run until December 31, 2027. The agreement can be extended by ten (10) years if notice of termination has not been given with a notice period of two (2) years before the end of the respective period. The regulations of Sections II.2.2 and III: through VIII. shall continue to apply even after the contract has been terminated. The agreement shall automatically end, with the exception of the regulations in Sections II, 2.2, and III - VIII, with one of the Contractual Parties departing from the BVAG. The Purchaser shall be obliged to inform SWBS upon its request how the aforementioned continuing duties are to be observed after the termination of this agreement.

1.2 The right of the Parties to terminate this agreement extraordinarily shall remain unaffected. A reason for an extraordinary termination is, in particular, if a Contractual Party persistently and seriously contravenes its duties regulated in this agreement in spite of a warning and the setting of a suitable time period in order to remedy the situation.

     An extraordinary termination of the consortium agreement is valid as an important reason in the sense of section 7, Paragraph (1), cipher a), of the BVAG Articles of Association (new version) entitling the shares to be redeemed.

1.3 If one party makes an ordinary termination of the Consortium Agreement, the other party is entitled to demand within one month after the termination has become effective that the first party concurrently buys the BVAG shares of the other party against payment of the higher of the two following amounts:

     a) The market value of the shares at the time of the termination becoming effective, whereby Section XII.3 applies accordingly for the determination of the value.

     b) The amount which the Purchaser would have paid for these shares based on the purchase price it paid for the BVAG shares it bought, which amount earns interest at a rate of 4 % p. a. as of January 1, 2003, until the termination becomes effective, whereby the purchase price is viewed as paid up for 74.9 % of the shares.

     The right of an offer does not apply if both parties make an ordinary termination or if it was rescinded.

2.   VALIDITY

     This agreement becomes valid as soon as the Share Purchase and Transfer Agreement concluded between the Parties becomes valid.

3.   FINAL PROVISIONS

3.1 Should individual provisions of this agreement be or become completely or partially invalid or unenforceable, the agreement shall otherwise remain valid. The appropriate regulation which comes closest to the economic intent of what would usually have been agreed if the invalidity or unenforceability had been known takes the place of the invalid or unenforceable contractual provision by means of a supplementary interpretation of the agreement. If the interpretation is eliminated due to legal grounds, the Contractual Parties shall be obliged to make corresponding supplementary agreements. The above regulation shall also apply if a gap which must be closed appears while implementing or interpreting the agreement.

3.2 The costs which are entailed by the negotiations, the conclusion and the implementation of this agreement shall be borne by each Party itself.

3.3 Modifications or supplements to this agreement must be made in writing in order to be valid. This also applies should this written requirement be modified. Oral supplements to this agreement have not been made.

               XIV. GUARANTEE DUTY OF THE PURCHASER'S SHAREHOLDER

1. TXU Europe Ltd. shall be obliged by means of a collateral promise to guarantee that all duties of the Purchaser arising from and in connection with this agreement, its conclusion and its execution shall be fulfilled. If and as far as it is not legally possible for the shareholder to fulfill the Purchaser's duties, the Purchaser's shareholder shall be obliged to put the Purchaser in such a position that it can fulfill its duties and to work towards the fulfillment of the Purchaser's duties through its shareholder position in the Purchaser's corporate bodies.

2. There is agreement between the Parties of this contract and TXU Europe Ltd. that SWBS can also demand the transfer of all the shares in BVAG held by the Purchaser pursuant to the above cipher XII. 3. if the Change of Control described in cipher XII. 3. takes place on the level of the TXU Europe Ltd. shareholders or one of the companies positioned between TXU Europe Ltd. and the Purchaser.


                 XV. GUARANTEE DUTY OF THE SELLER'S SHAREHOLDER

The City of Brunswick shall be obliged by means of a collateral promise to guarantee the duties of the Seller pursuant to the above cipher X.a as well as pursuant to section 4b of the Share Purchase and Transfer Agreement. If and as far as it is not possible for the shareholder to fulfill the Seller's duties, the Seller's shareholder shall be obliged to fulfill these duties.


Brunswick,
           -------------------------


------------------------------------      -----------------------------------
             - SWBS -                                 - Purchaser -


EXHIBITS
Exhibit 1:  Revised Text of the BVAG's Articles of Association
Exhibit 2:  Rules of Procedure for the BVAG's Board of Directors
Exhibit 3:  Profit-and-Loss Absorption Agreement
Exhibit 4:  GbR Partnership Agreement
Exhibit 5:  Real Estate Framework Agreement
Exhibit 5a: Purchase of Real Estate SBWS
Exhibit 5b: Purchase of Real Estate BVAG
Exhibit 6:  SWBS Re-Organization Framework Agreement
Exhibit 7:  Works Agreement
Exhibit 8:  Market Partner Agreement
Exhibit 9:  Supplement to the Concession Agreement
Exhibit 10: Netting Agreement

OMITTED SCHEDULES

Exhibit 2    Rules of Procedure for the BVAG's Board of Directors
Exhibit 5a   Purchase of Real Estate SBWS
Exhibit 5b   Purchase of Real Estate BVAG
Exhibit 8    Market Partner Agreement
Exhibit 9    Supplement to the Concession Agreement


The schedules listed above have been omitted from this exhibit; however, each of TXU Corp. and TXU Europe Limited hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request by the Commission.

                                            COURTESY TRANSLATION FROM THE GERMAN



                    EXHIBIT 1 "BVAG ARTICLES OF ASSOCIATION"

      TO THE CONSORTIUM AGREEMENT BETWEEN STADTWERKE BRAUNSCHWEIG GMBH AND
             TXU STADTWERKE HOLDING GMBH & CO. KG DATED MAY 15, 2002


                             ARTICLES OF ASSOCIATION

                                       OF

                          BRAUNSCHWEIGER VERSORGUNGS-AG

                                    Section 1
                     TYPE OF LEGAL ENTITY AND CORPORATE NAME

(1)      The company is a stock corporation.

(2)      The company is listed under the corporate name of:

                "Braunschweiger Versorgungs-Aktiengesellschaft".


                                    Section 2
                        REGISTERED OFFICES OF THE COMPANY

The registered offices of the company are located in Brunswick.


                                    Section 3
                         BUSINESS PURPOSE OF THE COMPANY

(1) The business purpose of the company is to produce, sell and distribute as well as to trade with electricity, gas, water, heat and activities in the area of telecommunication.

(2) The company is entitled to initiate all measures and business transactions which are connected to or promote the aforementioned business purpose. In order to carry out its business activities the company can use other companies, hold an interest in them or set up, purchase or lease such companies and ancillary plants and conclude agreements between business enterprises.


                                    Section 4
                                  BUSINESS YEAR

The company's business year is the calendar year.

                                    Section 5
                                  SHARE CAPITAL

(1) The share capital of the company amounts to DM 120,000,000.00 (in words: Deutsche Mark one hundred and twenty million).

(2) The share capital is divided into 120,000 registered shares in the nominal value of DM 1,000 each.


                                    Section 6
                               TRANSFER OF SHARES

The shares can only be transferred, pledged, disposed over in any other way or encumbered with the written consent of the company. The Board of Directors requires herefor the approval of the General Assembly. The resolution of the General Assembly requires a majority of three-quarters of the total share capital.


                                    Section 7
                                   REDEMPTION

(1) The shares of a shareholder can be redeemed without the consent of the shareholder pursuant to Section 237, German Stock Corporation Law (Aktiengesetz ("AktG")), if there is an important reason in accordance with the following list:

         a) Serious and, despite a warning, continuous and/or repeated violation by a shareholder of major shareholder duties, which make it impossible to achieve or which considerably endanger the achievement of the business purpose or make it become unreasonable to continue the shareholder relationship for the other shareholder(s).

         b) Pledge in or other legal execution measures on shares in the company unless the execution measure is cancelled within two months or, at the latest, until the shares are marketed,

         c) Initiating an insolvency proceeding regarding the assets of a shareholder or refusing such initiation due to lack of assets or

         d) Grossly negligent or willful serious violation of the duties stipulated in the above Section 6 when selling or encumbering shares.

         The possibility to contest the redemption resolution remains unaffected.

(2) The General Assembly decides on the redemption of shares by means of a unanimous resolution. The shareholder involved is not eligible to vote when resolutions which concern the redemption of shares based on an important reason are considered.

(3) When there is an important reason, instead of redeeming the shares the company can unanimously resolve that the shares are assigned to the company itself, to one or more shareholders or to a third party to be determined by the company.

(4) The redemption becomes effective when the redemption resolution is made known. At least the voting and dividend rights are excluded from this moment.

(5) The shares are valuated pursuant to the regulations of Section 8 of these Articles of Association.


                                    Section 8
                                    VALUATION

(1) Should the shares be redeemed based on an important reason which results from the behavior of the shareholder or from any judicial execution measures against the shareholder, the value of the shares shall be measured by means of the equity allotted to them, i.e. the paid up share capital plus disclosed reserves and plus an annual surplus and profit brought forward and/or minus an annual deficit and loss brought forward. The value of the shares calculated in this manner may not fall below 50 % of the pro rata corporate value.

(2) If there is disagreement about the evaluation pursuant to the above Paragraph (1), the evaluation shall, while excluding the ordinary jurisdiction of a court and with a binding effect on both sides, be determined by a firm of certified auditors, on which firm the shareholder concerned and the other shareholders must agree within two weeks after the redemption resolution and/or after receiving notification of the redemption. The firm of certified auditors shall, by means of fair judgment and binding on both sides while excluding the ordinary jurisdiction of a court, also decide which shareholder shall bear the costs of the expert opinion; it is possible to share the costs.

         If there is no agreement within the two-week period as to which firm of certified auditors should be commissioned, the auditors shall be commissioned on the basis of a suggestion which is binding on all parties involved and which is produced by the Institute of Auditors in Germany (Institut der Wirtschaftsprufer in Deutschland e. V.) in Dusseldorf,. The above paragraph applies accordingly regarding the binding effect and how the costs shall be borne. The suggestion is to be sent to the shareholders in writing.

         As far as a higher value than regulated above is more closely stipulated by law or through case law, this amount shall be owed.

(3) The value to be determined pursuant to the above paragraphs is to be paid to the departing shareholder in the case of a redemption in four equal half-yearly installments, at the longest, the first one half a year after the departure date. The compensation payment shall not earn interest until the first installment is due. The outstanding compensation payment shall earn interest of 2 % p. a. above the base rate pursuant to the German Discount Rate Transition Act following the due date of the first installment. The company shall be allowed to make an earlier payment.

(4)      The aforementioned provisions apply accordingly in the cases of
         Section 7, Paragraph (3).

                                    Section 9
                                CORPORATE BODIES

The corporate bodies are as follows:

1.       The Board of Directors
2.       the Supervisory Board
3.       the General Assembly


                                   Section 10
              BOARD OF DIRECTORS AND REPRESENTATION OF THE COMPANY

(1) The Board of Directors shall consist of one or more members. The members of the Board of Directors shall be appointed and revoked by the Supervisory Board; it shall determine the number of members and conclude the employment agreements with them.

(2) The Board of Directors shall resolve with a simple majority of votes as far as nothing else results from the Rules of Procedure (Paragraph 4). The Supervisory Board can appoint a member of the Board of Directors to be the Chairman of the Board of Directors. If a Chairman of the Board of Directors is appointed, his vote shall decide if there is an equality of votes.

(3) The company shall be represented by two members of the Board of Directors or by one member of the Board of Directors and one prokurist. If only one member of the Board of Directors is appointed, he/she shall solely represent the Board of Directors.

(4) The Board of Directors can give itself Rules of Procedure which require the consent of the Supervisory Board.

(5) Members of the Board of Directors shall be released from the restrictions of self-contracting [Section 181, German Civil Code ("BGB")], as far as business transactions are carried out with affiliated companies which they are empowered to represent.


                                   Section 11
             COMPOSITION AND TERM OF OFFICE OF THE SUPERVISORY BOARD

(1)      The Supervisory Board shall consist of twelve members.

(2) Stadtwerke Braunschweig GmbH shall have the right and duty to send the mayor of the city of Brunswick to the Supervisory Board of the Company. The other members of the Supervisory Board shall be elected by the General Assembly as far as they are not to be elected as members of the Supervisory Board representing the employees pursuant to other statutory provisions. Substitute members can be appointed pursuant to
         Section 101, Paragraph 3, AktG.

(3) The term of office of the members of the Supervisory Board shall end at the latest with the end of the General Assembly which resolves upon the discharge for the fourth business year after the beginning of their term of office. The business year in which the term of office begins is not included in this calculation. The office of a member of the Supervisory Board who is also a member of the Brunswick city council shall end before the end of the term of office pursuant to the above Sentence 1 if the election period of the city council ends earlier, if he/she departs from the city council or if revoked by the general assembly. The office of a member of the Supervisory Board who is also a statutory representative of the city of Brunswick shall end before the end of the term of office if his position as the statutory representative of the city of Brunswick ends earlier.

(4) If a member of the Supervisory Board departs during his/her term of office, a subsequent member shall only be appointed for the remainder of the term of office of the departing member of the Supervisory Board. It is possible to re-appoint a member of the Supervisory Board.

(5) Each member can resign from his office by means of a written declaration while observing a one-month notice period. The company can waive this notice period in agreement with the resigning member.

(6) A member of the Supervisory Board can be revoked before the end of his term of office by the General Assembly with a three-quarters majority.

(7) Apart from the reimbursement of their actual expenses the members of the Supervisory Board shall receive an annual lump-sum attendance fee for meetings, which fee is determined by the General Assembly. Other remuneration is not given to the Supervisory Board.


                                   Section 12
                 CHAIRMANSHIP, CALLING MEETINGS, RESOLUTIONS AND
                       REPRESENTING THE SUPERVISORY BOARD

(1) The Supervisory Board shall elect from its members the chairman of the Supervisory Board as well as two vice-chairmen for the term of office stipulated in Section 9. The vice-chairmen shall, in the order determined in this election, have the rights and duties of the chairman whenever he/she is prevented from attending meetings. If the chairman or a vice-chairman departs during his/her term of office, the Supervisory Board must elect a substitute without undue delay.

(2) A meeting of the Supervisory Board shall be called by the Chairman as often as business requires and if demanded by a member of the Board of Directors or by a member of the Supervisory Board giving the purpose and reasons, but at least once every half calendar year.

(3) Invitations shall be sent in writing enclosing the agenda with a period of at least two weeks and the relevant documentation with a period of at least ten (10) days between the date when the invitation was sent and the date of the Supervisory Board meeting (the postal stamp of the place from where the invitation was sent is decisive for the time periods). In urgent cases an invitation can be transmitted with a shorter time period by telephone or orally, by e-mail or by facsimile. This also applies for transmitting the documentation.

(4) The members of the Board of Directors shall participate in the Supervisory Board meetings. The Supervisory Board can decide something different in individual cases.

(5) The Supervisory Board shall be competent to pass a resolution if all members have been invited and more than half of the members, including the chairman and one vice-chairman, are present. If a matter is postponed due to the lack of a quorum in a Supervisory Board meeting and if a second meeting is called to discuss the same matter, the Supervisory Board shall be competent to pass a resolution if at least five members are present. This is to be stated in the invitation.

(6) The Supervisory Board shall make its resolutions with a simple majority of votes as far as nothing else emerges by law or from these Articles of Association. If there is an equality of votes, the vote of the chairman or, if he/she is absent, the vote of the vice-chairman, shall be decisive. Abstentions and invalid votes shall count in order to determine the quorum but not towards calculating the majority. Absent members of the Supervisory Board can vote in writing pursuant to
         Section 108, Paragraph 3, AktG. In elections the person who receives the most votes is elected. Lots shall be drawn if there is an equality of votes.

(7) The chairman can initiate a resolution of the Supervisory Board instead of holding a meeting by accepting votes either in writing (also by facsimile) or by telephone. This resolution is valid if this procedure is not contested without undue delay by a member of the Supervisory Board.

(8)      The Supervisory Board shall give itself rules of procedure.


                                   Section 13
                         TASKS OF THE SUPERVISORY BOARD

(1) The provisions of the German Stock Corporation Law shall apply with respect to the rights and duties of the Supervisory Board.

(2)      The following requires the consent of the Supervisory Board:

         1. Business plan as well as the cash-flow projection and modifications thereto;

         2. Stipulating and modifying the general price structure and the general conditions of supply;

         3.       Concluding, modifying and rescinding the following:

                  a) Supply agreements for electricity, gas, water and heat with a total business value of more than(euro)15,000,000.00

                  b)       Concession agreements

                  c)       Demarcation agreements

                  d) Management service agreements with a total business value of more than(euro) 10,000,000.00

                  e) Agreements between business enterprises in the sense of the German Stock Corporation Law; Section 293, AktG, remains unaffected;

         4. Purchasing and selling companies and interests with a value for each business transaction (i.e. the purchase price plus any accepted debts and other obligations of the Purchaser, such as, e.g., accepting losses, guarantees, etc.) of more than(euro) 5.000.000;

         5. Electing, nominating and suggesting people for the Supervisory Board or a corresponding supervisory body in other companies;

         6. Calling for and voting in shareholder meetings and general assemblies of other companies, as far as subject matters are to be resolved upon there which would, for this Company, require the consent of the Supervisory Board pursuant to this Paragraph (2);

         7. Purchasing, selling and encumbering real estate and equivalent rights as far as

                  a) their value exceeds the amount of(euro)5,000,000 in a single case or

                  b) a lower amount stipulated in the Board of Directors' rules of procedure is exceeded in a single case;

         8.       Taking out and/or taking over

                  a) long-term loans (running more than a year) and a loan value of more than(euro) 10,000,000.00,

                  b) short-term loans (running less than a year) and credit lines within the daily cash management as far as the value exceeds (euro) 15,000,000.00 in a single case,

                  c) guarantees, concluding granting agreements and ordering other securities for companies in which BVAG holds an interest of more than 50 % in the nominal share capital if a liability obligation of more than
                          (euro) 5,000,000.00 and of more than (euro)
                          1,000,000.00 for other companies could be the result thereof;

         9. Gifts, granting long-term and medium-term loans and waiving debts as well as sponsoring measures as far as

                  a) their value exceeds the amount of(euro)1,000,000 in a single case or

                  b) a lower amount stipulated in the Board of Directors' rules of procedure is exceeded in a single case;

         10.      Purchasing or creating economic fixed assets as far as

                  a)       their value exceeds an amount of(euro) 5.000.000 or

                  b) a lower amount stipulated in the Rules of Procedure of the Board of Directors is exceeded and the economic assets have not already been taken into consideration in a concrete way in the business plan;

         11. Concluding other agreements which bind the company for longer than one year and oblige the company to make payments of more than (euro) 5,000,000 in a single case or to commit in similar circumstances more than (euro) 1,000,000 per year as far as these affect investment measures already included in the business plan;

         12.      Granting and revoking prokura;

         13. Commencing legal disputes against shareholders or commencing legal disputes of fundamental importance; fundamental importance can be assumed in particular with an amount in contest of (euro) 5.000,000 or more;

         14. Business transactions with members of the Supervisory Board except for those business transactions which are evidently concluded on the basis of the company's usual conditions within the course of ordinary business or which result from the employment relationship of a member of the Supervisory Board as an employee of the company;

         15. Waiving claims of the company against a prokurist or when concluding a settlement agreement with a prokurist;

         16. Concluding agreements with shareholders or with companies who are connected to this shareholder (Section 15, AktG) as far as

                  a) this is not within the scope of normal business activity and

                  b) the obligations resulting from this exceed a total of(euro) 250,000 in a single case or in similar circumstances.

(3) The resolution to extend the catalog of business activities and measures requiring consent pursuant to the aforementioned Paragraph (2) requires a majority of two-thirds of the members of the Supervisory Board.

(4) If business transactions which require consent cannot be postponed, the Board of Directors may act with the consent of the Chairman of the Supervisory Board who must inform the Supervisory Board in its next meeting of the details of the business transaction and the reasons for the urgent decision.


                                   Section 14
                          TASKS OF THE GENERAL ASSEMBLY

The General Assembly shall deal with the tasks allocated to it by law and through the Articles of Association. The following are particularly included in its tasks:

1.       Appropriation of the net earnings;

2. Discharge of the members of the Board of Directors and of the Supervisory Board;

3.       Appointing the auditors;

4.       Approval of the annual financial statements.

                                   Section 15
                CALLING AND CHAIRMANSHIP OF THE GENERAL ASSEMBLY

(1) The General Assembly shall be called by the Board of Directors as far as nothing else is stipulated by law.

(2) Apart from the cases stipulated in law, the Board of Directors shall call the General Assembly whenever the Supervisory Board or shareholders whose shares comprise a total of 5 % of the share capital demand it. The ordinary General Assembly shall take place within the first eight months of the business year.

(3) The General Assembly shall be called either by notification in the Federal Gazette (Bundesanzeiger) or by means of registered mail; the date when the mail was sent shall be the date of notification. At least one month must lie between the date when the meeting was called and the date when the General Assembly actually takes place.

(4) The chairman of the Supervisory Board or his/her vice-chairman or, if they should be absent, one of the other Supervisory Board members (in the order of the eldest) shall hold the chairmanship of the General Assembly.


                                   Section 16
                       RESOLUTIONS OF THE GENERAL ASSEMBLY

Unless otherwise stipulated by law or by the Articles of Association, resolutions of the General Assembly require the simple majority of the share capital represented in the meeting.


                                   Section 17
                                  BUSINESS PLAN

The Board of Directors shall draw up a business plan in due time so that the Supervisory Board can give its consent before the start of the business year. The business plan shall consist of both the profit and loss and investment plans. A five-year cash-flow projection to be amended each year shall further be attached to the business plan.


                                   Section 18
               STATEMENT OF ACCOUNTS, MANAGEMENT REPORT AND AUDIT

(1) The statement of accounts (balance sheet, profit and loss account and its appendix) and the management report shall be drawn up for the previous business year by the Board of Directors in the first three months of the business year.

(2) Immediately after receiving the audit report from the auditors, the Board of Directors must present the statement of accounts, the management report and the audit report to the Supervisory Board for its approval. While approving the annual financial statements the Board of Directors and the Supervisory Board are not empowered to allocate to other profit reserves the net earnings which remain after deduction of the amounts to be allocated to legally restricted retained earnings and a loss brought forward pursuant to Section 58, Paragraph 2, Sentence 3, AktG.

         The Board of Directors must also present to the Supervisory Board the suggestion which it will make to the General Assembly for the use of the profit of the balance sheet as far as an agreement between business enterprises does not oppose this. The net earnings are to be distributed as far as is statutorily permitted unless another appropriation of the net earnings is resolved by a unanimous decision of the General Assembly.

(3) The statement of accounts shall be prepared, approved, audited and disclosed pursuant to the regulations of the third volume of the German Commercial Code (Handelsgesetzbuch - HGB), which regulations apply to large public limited companies. The auditors' scope of review shall also cover the subjects to be audited pursuant to Section 53, Paragraph 1, No. 1 and 2, German Budgetary Principles Act (Haushaltsgrundsatzegesetz). A duplicate of the audit report is to be sent to the city of Brunswick and the competent supervisory authority.

(4) The powers in accordance with Section 54, German Budgetary Principles Act, shall be granted to the auditing institutions responsible for the city of Brunswick.


                                   Section 19
                                  NOTIFICATION

The statutory notifications of the company shall be published in the Federal Gazette.


                                   Section 20
                                FINAL PROVISIONS

(1) As far as these Articles of Association do not stipulate otherwise, the statutory provisions in their latest version shall apply.

(2) Any agreements between the shareholders or between the company and the shareholders must be in writing in order to be valid as far as a notarial deed is not stipulated by law. This also applies if this written requirement shall be waived.

(3) This agreement shall remain valid even if individual stipulations in the Articles of Association prove to be invalid and/or unenforceable. The invalid provision of the Articles of Association shall then be supplemented or re-interpreted by a shareholder resolution so that the economic purpose intended by the invalid and/or unenforceable provision shall be achieved as far as possible. The same shall be true if a gap which needs to be filled arises while implementing the Articles of Association.

Brunswick,..........................

                                              ANLAGE "ERGEBNISABFUHRUNGSVERTRAG"
                                                ZUM KONSORTIALVERTRAG (BIETER M)
kpmg Beiten Burkhardt                                    Teilprivatisierung BVAG
                                                     14. Mai 2002, Seite 3 von 3



                                     ANNEX 3

   TO THE CONSORTIAL AGREEMENT BETWEEN THE STADTWERKE BRAUNSCHWEIG AND THE TXU
                 STADTWERKE HOLDING GMBH & CO KG OF 15 MAY 2002

                        PROFIT/ LOSS ABSORPTION AGREEMENT

                                     between

             1. GbR "Willensbildungsgesellschaft der Aktionare der
                 Braunschweiger Versorgungs-Aktiengesellschaft"

                        represented by their shareholders

                        the Stadtwerke Braunschweig GmbH,
              which is jointly represented by the general managers
                   Messrs. Rainer Blanke and Thies Hinckeldeyn

                                       and

                      TXU Stadtwerke Holding GmbH & Co. KG,
                           which is represented by...
                                   - hereinafter "Willensbildungsgesellschaft" -


                                       and

             2. the Braunschwieger Versorgungs-Aktiengesellschaft,
              represented by its managing director, Mr. Kurt Lange,
                                         - hereinafter the,,dependent company" -


                                    PREAMBLE

The capital stock of the dependent company totals DM 120,000,000.00. The Stadtwerke Braunschweig GmbH holds 25.1% (shares with a nominal value of DM 30,120,000.00). TXU Stadtwerke Holding GmbH & Co KG holds 74.9% (shares with a nominal value of DM 89,880,000.00). The Stadtwerke Braunschweig GmbH and TXU Stadtwerke Holding GmbH & Co KG have joined together in the partnership, "Willensbildungsgesellschaft der Aktionare der Braunschweiger Versorgungs-Aktiengesellschaft" for the purpose of taking uniform decisions with respect to the dependent company.

                                              ANLAGE "ERGEBNISABFUHRUNGSVERTRAG"
                                                ZUM KONSORTIALVERTRAG (BIETER M)
kpmg Beiten Burkhardt                                    Teilprivatisierung BVAG
                                                     14. Mai 2002, Seite 3 von 3



                                    Section 1
                                 PROFIT TRANSFER

1. The dependent company undertakes to transfer its entire profit to the Willensbildungsgesellschaft. To be paid over are, subject to the accrual or reversal of reserves pursuant to para. 2 following, annual profit generated without the profit transfer, reduced by any loss carry forward form the previous year and the amount required for the statutory reserve.

2. The dependent company may, with the consent of the Willensbildungsgesellschaft, to the extent dictated by prudent commercial judgment, set aside amounts from the annual profit as retained earnings. Upon demand of the Willensbildungsgesellschaft retained earnings accrued for the duration of this contract--other revenue reserves pursuant to
     Section 272 para. 3 of the German Commercial Code (HGB) and capital reserves from shareholder contributions from the Willensbildungsgesellschaft pursuant to Section 272 para. 2 No. 4 HGB--are to be reversed and used to balance an annual deficit or paid over as profit. Pay over of amounts from retained earnings accrued prior to the conclusion of this agreement is precluded.


                                    Section 2
                                 LOSS ABSORPTION

The Willensbildungsgesellschaft is obliged to balance any deficit incurred during the term of the contract to the extent that it is not balanced by amounts taken from retained earnings pursuant to the aforementioned Section 2 para. which were paid into these during the term of the contract.


                                    Section 3
                                TERM OF CONTRACT

1.   This contract takes effect on 1 January 2003 [1 July 2002](1).

2. The contract is concluded for an initial term of five years and is extended for one year if not cancelled six months prior to the contract's expiration. A cancellation my first be exercised only as of 31 December 2007 [30 June 2007] and only at the end of the BVAG fiscal year.

3.   The right to cancellation for serious cause remains unaffected thereby.

4. A serious cause is especially if the shareholders of the Willensbildungsgesellschaft together no longer hold the majority of the voting rights appertaining to the shares in the dependent company or one of the shareholders no longer holds at least 25% of the dependent company's capital stock.

5. In any event the contract expires at the end of the dependent company's fiscal year in which the Willensbildungsgesellschaft is dissolved.


                                    Section 4
                                  SEPARABILITY

Should one or more provisions or an essential part of this agreement be invalid or be rendered invalid or unenforceable, either in whole or in part, the validity of the remaining provisions of this agreement shall remain unaffected thereby. The same shall apply should an omission be found in the agreement. Instead of the invalid or unenforceable provision or to cure the omission, an


-------------------

(1) In the event that the financial integration of the BVAG in the Buyer already be given as of 1 July 2002, a multi-parent dependency should be implemented from this time on.

                                              ANLAGE "ERGEBNISABFUHRUNGSVERTRAG"
                                                ZUM KONSORTIALVERTRAG (BIETER M)
kpmg Beiten Burkhardt                                    Teilprivatisierung BVAG
                                                     14. Mai 2002, Seite 3 von 3



appropriate provision shall apply which comes closest in the economic sense to that which would normally have been agreed were the invalidity, unenforceability or insufficiency to have been known.-



Braunschweig, ...


----------------------------                ----------------------------
Stadtwerke Braunschweig GmbH
Geschaftsfuhrung

                          -----------------------------
                          Braunschweiger Versorgungs-AG
                                    Vorstand

                                              ANNEX 4 "GESELLSCHAFTSVERTRAG GBR"
kpmg Beiten Burkhardt                           ZUM KONSORTIALVERTRAG (BIETER M)
                                                         Teilprivatisierung BVAG
                                                     14. Mai 2002, Seite 3 von 3



                                     ANNEX 4

               TO THE CONSORTIAL AGREEMENT BETWEEN THE STADTWERKE
    BRAUNSCHWEIG AND THE TXU STADTWERKE HOLDING GMBH & CO KG OF 15 MAY 2002

                              PARTNERSHIP AGREEMENT

                                     of the

  1. Willensbildungsgesellschaft der Aktionare der Braunschweiger Versorgungs-
                               Aktiengesellschaft

                                     between

                          Stadtwerke Braunschweig GmbH
                                                     - hereinafter also,,SWBS" -


                                       and

                     2. TXU Stadtwerke Holding GmbH & Co KG
                                                         - hereinafter "Buyer" -


                                    PREAMBLE

The Stadtwerke Braunschweig GmbH holds 25.1% of the capital stock in the BraunschweigerVersorgungs-Aktiengesellschaft (hereinafter ,,BVAG") amounting to DM 120,000,000.00 (shares with a nominal value of DM 30,120,000.00). The buyer holds 74.9% (shares with a nominal value of DM 89,880,000.00). The SWBS and the Buyer hereby join together in a partnership called "Willensbildungsgesellschaft der Aktionare der Braunschweiger Versorgungs-Aktiengesellschaft" (hereinafter "Willensbildungsgesellschaft", for the purpose of uniform decision-making with respect to the BVAG.

                                              ANNEX 4 "GESELLSCHAFTSVERTRAG GBR"
kpmg Beiten Burkhardt                           ZUM KONSORTIALVERTRAG (BIETER M)
                                                         Teilprivatisierung BVAG
                                                     14. Mai 2002, Seite 3 von 3



                                    Section 1
                             PURPOSE OF PARTNERSHIP

The purpose of the partnership is to make uniform decisions with regard to the BVAG. For this purpose the partners will exercise uniformly all rights inherent as shareholders in the BVAG, esp. their voting rights at the annual shareholders' meeting of the BVAG, as well as all rights inhering in the Profit/ Loss Absorption Agreement between the Willensbildungsgesellschaft and the BVAG.


                                    Section 2
                           UNIFORM EXERCISE OF RIGHTS

(1) For the purpose of agreeing their shareholder rights and their rights under the consortial agreement concluded between the shareholders on 15 May 2002, the SWBS and the Buyer have founded a consortial committee composed of three representatives of the buyer. The members of the consortial committee are entitled to make binding decisions on behalf of each respective party. They can delegate their rights to a representative to the extent that this person is entitled to act in a binding fashion for his party.

(2) The partners will agree in accordance with the aforementioned consortial agreement, at least prior to each shareholder meeting or supervisory board session of the BVAG, and prior to every decision with respect to the management board of the BVAG, regardless of whether the influence on the management board is through agreement, guidelines or other means, within the context of a consortial committee session, to the uniform exercise of their rights. Decisions of the consortial committee may also be made in writing or by telephone outside of sessions if all members of the consortial committee consent.

(3) Each shareholder is obliged to exercise his rights with respect to the BVAG in accordance with the previously agreed consensus.


                                    Section 3
                        PROCEDURE IN THE EVENT OF DISSENT

(1)  If the parties are unable to reach a consensus, the following shall apply:

     a. To the extent that a simple majority of the shareholders' meeting is sufficient to adopt resolutions, the SWBS is obliged to vote as prescribed by the Buyer, if not otherwise stipulated hereafter.

     b. To the extent that a qualified majority of the shareholders' meeting is required to adopt a resolution, then it is required to uniformly vote against the adoption of the proposed resolution if not otherwise stipulated hereafter.

     c. If the management board submits to BVAG shareholders' meeting or the supervisory board a measure to be decided as mentioned in the last paragraph of No. II .3.2 of the consortial agreement, then the parties are obliged to agree this proposal in accordance with No. II of the consortial agreement to the extent permitted by law to effect a corresponding vote by the supervisory board members proposed by them.

(2) If the parties cannot achieve a consensus and the consortial agreement does not stipulate according to which parties specifications the influence right toward the BVAG is to be exercised the parties are obliged to effect their representatives in the governing bodies of the BVAG voting as if the subject to be decided require unanimity and the unanimity were not reached, i.e. to vote uniformly "no" with respect to the resolution proposed.


                                    Section 4
                        PROFIT TRANSFER, LOSS ABSORPTION

The profit to be paid over by the BVAG to the Willensbildungsgemeinschaft belongs to the shareholders in proportion to their participation in the capital stock of the BVAG. At the same time, the shareholders bear any BVAG loss to be absorbed by the Willensbildungsgesellschaft, in proportion to their participation in the capital stock of the BVAG.


                                    Section 5
                           EFFECTIVE DATE AND DURATION

(1)  This contract takes effect on 1 January 2003 [1 July 2002](1).

(2) The contract is concluded for an initial term of five years and is extended for one year if it has not been cancelled six months prior to its expiration. A cancellation my first be exercised only as of 31 December 2007 [30 June 2007] and only at the end of the BVAG fiscal year.

(3)  The right to cancellation for serious cause remains unaffected thereby.

(4) A serious cause is especially if the shareholders of the Willensbildungsgesellschaft together no longer hold the majority of the voting rights appertaining to the shares in the dependent company or one of the shareholders no longer holds at least 25% of the dependent company's capital stock.

(5) The partnership terminates automatically with the complete withdrawal of one of the shareholders from the BVAG.


                                    Section 6
                                  SEPARABILITY

Should one or more provisions or an essential part of this agreement be invalid or be rendered invalid or unenforceable, either in whole or in part, the validity of the remaining provisions of this agreement shall remain unaffected thereby. The same shall apply should an omission be found in the agreement. Instead of the invalid or unenforceable provision or to cure the omission, an appropriate provision shall apply which comes closest in the economic sense to that which would normally have been agreed were the invalidity, unenforceability or insufficiency to have been known.

Braunschweig,...


----------------------------             ----------------------------
Stradtwerke Braunschweig GmbH            Buyer
GEschaftsfuhrung

-------------------

(1) In the event that the financial integration of the BVAG in the Buyer already be given as of 1 July 2002, a multi-parent dependency should be implemented from this time on.

                                               "REAL ESTATE FRAMEWORK AGREEMENT"
                                             EXHIBIT TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                     April 23, 2002, Page 1 of 4

                                      DRAFT


                  EXHIBIT 5: "REAL ESTATE FRAMEWORK AGREEMENT"

      TO THE CONSORTIUM AGREEMENT BETWEEN STADTWERKE BRAUNSCHWEIG GMBH AND
                       .............. DATED ........, 2002


                         REAL ESTATE FRAMEWORK AGREEMENT


                                     between

                             the City of Brunswick,

                            represented by its Mayor,
                               Dr. Gerd Hoffmann,

                                       - hereinafter referred to as the "City" -


                                       and

                 Braunschweiger Versorgungs-Aktiengesellschaft,

             represented by its Board of Directors, Mr. Kurt Lange,

                                       - hereinafter referred to as "BVAG" -

The City and BVAG are hereinafter also referred to as the "(Contractual)
Parties".


                                    PREAMBLE

(1) Stadtwerke Braunschweig GmbH (hereinafter also referred to as "SWBS"), a 100 % subsidiary of the City with registered offices in Brunswick, registered with the commercial register of the County Court in Brunswick under HRB 554, is the sole shareholder of BVAG with its registered offices also in Brunswick, registered with the commercial register of the County Court in Brunswick under HRB 655. The City and/or SWBS intend to sell the majority of the shares in BVAG to a strategic partner.

(2) With respect to the altered interests of BVAG due to this sale BVAG transfers to the City the real estate which is defined subsequently. BVAG furthermore grants to the City in the following a property right of use regarding certain real estate (rail real estate) as well as a purchase right and a right of first refusal with respect to certain real estate if there is public interest.

                                               "REAL ESTATE FRAMEWORK AGREEMENT"
                                             EXHIBIT TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                     April 23, 2002, Page 2 of 4

                                      DRAFT


                                    SECTION 1
                        RIGHT OF USE OF RAIL REAL ESTATE

(1) BVAG is the owner of the real estate defined in EXHIBIT 1 ("RAIL REAL ESTATE").

(2) BVAG declares that with the registration of a limited personal servitude in the above real estate it agrees to the following content:

     "The City is entitled to lay and/or to set up a rail line with accessories free of charge and to operate, use, maintain and replace it on a permanent basis. The persons authorized by the City are entitled to use and enter at any time and in the required scope the real estate in order to monitor the rail line and to carry out all necessary work. The rights can be exercised by third parties."

(3) The City shall only make use of the servitude as far as the operation of the thermal power station is not hindered thereby.

(4) As far as manufacturing work on the track system, etc., is necessary for a use in the sense of the above Paragraph 2, the party taking the measures shall bear the costs required herefor. The manufacturing work shall be carried out by the party taking the measures, which party is also obliged to carry out the measures.

(5) The City shall bear all costs which incur in connection with exercising the servitude, including other costs and public expenses and duties as far as these can be allocated to the (parts of the) real estate in use.

(6) The Parties agree that the granting of the limited personal servitude does not include waiving the rights of the owner of the real estate in a proceeding granting official approval of a plan or any other public proceeding to build or operate a rail line.


                                    SECTION 2
                       TRANSFER OF REAL ESTATE TO THE CITY

(1) BVAG is the owner of the real estate defined in EXHIBIT 2 ("BVAG REAL ESTATE") which is dedicated to public use. The real estate does not have any land charges pursuant to categories II. and III. of the land register. The notary public inspected the land registry today.

(2) BVAG herewith sells to the City the real estate stated in Paragraph 1 with all the connected rights and fixtures and statutory accessories.

     The City is obliged to reimburse to BVAG as the purchase price the book value of the real estate which is to be determined and proven on June 30, 2002. This purchase price is to be paid into the following BVAG bank account within ten (10) days after registering the change of ownership in the land registry:

                                               "REAL ESTATE FRAMEWORK AGREEMENT"
                                             EXHIBIT TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                     April 23, 2002, Page 3 of 4

                                      DRAFT


                    Account No.      ....................
                    Bank Sort Code:  ....................
                    Name of Bank:    ....................

(3) The Parties know that a separation survey and division must still be carried out for the areas in EXHIBIT 3 marked green, dark blue and brown and corresponding surveyor's diagrams created. The Parties are also obliged to take all measures necessary herefor. Following the creation of the land registry folios the Parties shall declare in due form the completion of the sale and apply to have the change of ownership registered.

(4) The real estate is deemed to have been transferred when the change of ownership has been registered. The use and charges as well as the duty of the owner to make the real estate safe for persons or vehicles are transferred to the City on this date; from the first day of the following month the City shall also bear the public expenses and taxes which are levied herefor.

(5) The City shall bear all costs and taxes arising from the sale and/or the transfer of the real estate as well as from the completion of these legal transactions (costs of the notarization and completion of the sale, survey, property acquisition tax, entries in the land registry, etc.).


                                    SECTION 4
             PURCHASE RIGHT AND RIGHT OF FIRST REFUSAL FOR THE CITY

(1) BVAG is obliged to transfer to the City or a third party appointed by the City the real estate listed in EXHIBIT 4 ("REAL ESTATE WITH PURCHASE RIGHTS") upon written request by the City against reimbursement of the market value and as far as the City proves a public interest in the transfer of the real estate. The obligation only exists as far as the real estate is not necessary for the BVAG's operation at the time of exercising the purchase right.

(2) If there is no agreement on the market value to be reimbursed, the market value shall be determined by the expert committee of an auditor registered with the valuer's office while excluding the due process of law and have a binding effect on both sides. BVAG and the City must agree on the appointment of the auditor within two (2) weeks after receiving the City's request. The City shall bear the costs of the auditor's expert opinion.

(3) BVAG grants the City a right of first refusal for the purchase of the real estate stated in the above Paragraph (1) should BVAG intend to sell this real estate or parts thereof to a third party. If the City does not use its right of first refusal within a period of 14 days after it has been informed of the conditions of sale to a third party, BVAG is entitled to sell the respective real estate to the third party. If the City uses its

                                               "REAL ESTATE FRAMEWORK AGREEMENT"
                                             EXHIBIT TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                     April 23, 2002, Page 4 of 4

                                      DRAFT


     right of first refusal, BVAG is obliged to transfer the respective real estate to the City at those conditions which it agreed with the third party.

(4) If the City uses its purchase right or right of first refusal, it shall bear all costs and taxes arising from the sale and/or the transfer of the real estate and from the completion of these legal transactions (costs of the notarization and completion of the sale, property acquisition tax, entries in the land registry, etc.).


                                    SECTION 5
                                FINAL PROVISIONS

(1)  This agreement shall become valid as soon as the Share Purchase and
     Transfer Agreement concluded between SWBS and .................... has become valid.

(2) Should one or more provisions or a significant part of this agreement be or become completely or partially invalid or unenforceable, the validity of the other provisions of this agreement shall remain unaffected by this. The same applies if the agreement should contain a gap in the regulations. An appropriate regulation which comes closest to the economic intent of what would usually have been agreed if the invalidity or unenforceability or gap had been known should then apply instead of the ineffective or unenforceable provisions or in order to close the legal gap.

(3) Modifications or supplements to this agreement must be made in writing in order to be valid. This also applies should this written requirement be modified. Oral supplements to this agreement have not been made.


EXHIBITS:

Exhibit 1:  Rail Real Estate

Exhibit 2:  BVAG Real Estate

Exhibit 3:  Partial Areas of BVAG Real Estate to be Surveyed

Exhibit 4:  Real Estate with Purchase Rights


Brunswick, ..., 2002


-------------------------------                -----------------------------
City of Brunswick                              Braunschweiger Versorgungs-AG
Mayor                                          Board of Directors

OMITTED SCHEDULES

Exhibit 1:   Rail Real Estate
Exhibit 2:   BVAG Real Estate
Exhibit 3:   Partial Areas of BVAG Real Estate to be Surveyed
Exhibit 4:   Real Estate with Purchase Rights

The schedules listed above have been omitted from this exhibit; however, each of TXU Corp. and TXU Europe Limited hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request by the Commission.

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 1 of 11

                                      DRAFT


                 EXHIBIT 6 "REORGANIZATION FRAMEWORK AGREEMENT"
        TO THE CONSORTIUM AGREEMENT BETWEEN STADTWERKE BRAUNSCHWEIG GMBH
                AND ..................... DATED ........... 2002


                FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS


                                     between

                          Stadtwerke Braunschweig GmbH,

                  jointly represented by its general managers, Mr. Rainer Blanke and Mr. Thies Hinckeldeyn,

                                           - hereinafter referred to as "SWBS" -


                                       and

                 Braunschweiger Versorgungs-Aktiengesellschaft,
                   represented by its management board member,
                                 Mr. Kurt Lange,

                                          - hereinafter referred to as "BVAG" -

SWBS and BVAG shall also be referred to below as "the Parties".


                                    PREAMBLE

(1) SWBS, a wholly-owned subsidiary of the City of Braunschweig (hereinafter also referred to as "City"), having its registered office in Braunschweig, entered in the Commercial Register of the Local Court of Braunschweig under HRB 554, is the sole shareholder of BVAG, also having its registered office in Braunschweig, entered in the Commercial Register of the Local Court of Braunschweig under HRB 655. As the managing holding company, SWBS has so far provided services for BVAG and its other subsidiaries on the basis of domination and profit and loss transfer agreements; these include, for example, financial accounting, credit procurement, resolving legal, tax and insurance matters, human resources, procurement, EDP services and internal auditing.

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 2 of 11

                                      DRAFT


(2) The City/SWBS intends to sell the majority of shares in BVAG to a strategic partner. With regard to the change in shareholdings in BVAG occurring as a consequence of this sale, the City plans to adjust the company structure of SWBS to the changed basic conditions by December 31, 2002. Within the scope of this reorganization, divisions and functions of SWBS, which to date have primarily served to provide services for BVAG, and the related employment relations, assets and legal relations are to be transferred to BVAG.

(3) In the following Agreement, the legal framework for the planned reorganization of SWBS, the provision of services by SWBS for BVAG and by BVAG for SWBS or its subsidiaries prior and subsequent to conclusion of the planned reorganization shall be set out.


                                    SECTION 1
               TRANSFER OF DIVISIONS AND FUNCTIONS, EFFECTIVE DATE

(1) The Parties are in agreement that the transfer of divisions and functions, the associated assets and legal relationships and corresponding employment relations planned within the scope of the reorganization of SWBS shall be conducted effective as of January 1, 2003 ("Effective Date"). The Parties undertake to make every effort and to reasonably cooperate in order to implement the transfer of the divisions and functions to BVAG by the effective date stated.

(2)  The detailed transfer of divisions and functions is regulated below in section 3 to 8. The services to be performed by SWBS for BVAG and to be utilized by BVAG until the effective data of the transfer are regulated in the provisions in section 2; sections 9 to 11 finally regulate those legal relationships between BVAG and SWBS and between BVAG and Braunschweiger Verkehrs-AG which are to be established effective as of the effective date.

(3) Should, contrary to expectations, the reorganization process not be completed by December 31, 2002 and, as a result, the divisions and functions are unable to be transferred to BVAG by January 1, 2003, divisions and functions shall be alternatively transferred as stipulated in this Agreement and by no later than July 1, 2003 (effective date 2). SWBS undertakes to inform BVAG in writing immediately, but no later than six weeks prior to December 31, 2002, with regard to any delays in the reorganization process and the alternative implementation of the transfer of divisions and functions until effective date 2. The following provisions of this Agreement apply for this case, subject to the proviso that the effective date is replaced in each case by effective date 2.

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 3 of 11

                                      DRAFT


                                    SECTION 2
                            SERVICES BY SWBS FOR BVAG
                            UNTIL THE EFFECTIVE DATE

(1) SWBS undertakes to continue rendering the services presently provided for BVAG until the effective date to at least the extent these services have been provided to date and to ensure that these services are provided for BVAG, based on type, extent, quality and deadline, in a way necessary for BVAG to properly conduct business. The Parties thus hereby conclude a service agreement based on the following provisions.

(2) The services to be provided by SWBS for BVAG relate to the following functions (departments):

     -    Main Department ("Department 11")

     -    Financial Accounting ("Department 111")

     -    Tax ("Department 112")

     -    Controlling ("Department 113")

     -    Finance ("Department 114")

     -    Procurement ("Department 121")

     -    Human Resources ("Department 141")

     -    Management Department ("Department 101")

     -    Internal Audit and Organization ("Department 102")

     -    Occupational Safety and Environmental Protection ("Department 103")

     -    Legal, Insurance, Real Estate ("Department 104")

     -    Investments ("Department 105")

     -    Corporate Planning ("Department 106")

     -    Corporate Communication ("Department 107")

     -    Central Information Processing ("Department 108")

     -    Inventory Management ("Department 122")

     -    Training ("Department 143")

     -    Service Center (DSC, "Department 144")

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 4 of 11

                                      DRAFT


     A detailed description of the services is contained in EXHIBITS I, Nos. 1 to 18 ("Service Description").

(3) For the services described above, BVAG shall pay SWBS a flat service charge of EUR 6,500,000.00 for six months plus statutory VAT. The charge shall be due and payable in two quarterly installments on September 30 and December 31, 2002.

(4) The service relationship shall commence on July 1, 2002 and shall cease on December 31, 2002. It shall be extended until June 30, 2003, should, pursuant to section 1 (3) above, effective date 2 apply for the transfer of divisions and functions. For the extended period, a further service charge of EUR 6.5 million plus VAT is again to be paid by BVAG; half of which shall, in each case, become due and payable on March 31 and June 30, respectively.


                                    SECTION 3
                    DIVISIONS AND FUNCTIONS TO BE TRANSFERRED

(1) The Parties are in agreement that the following named divisions and functions shall be transferred from SWBS to BVAG in full or part as of the effective date.

     a)   Divisions and functions to be transferred in full:

          -    Main Department 11: Finance and Accounting

          -    Department 121: Procurement

          -    Department 101: Management Department, Press

          -    Department 102: Internal Audit and Organization

          -    Department 103: Occupational Safety and Environmental Protection

          -    Department 108: Central Information Processing

          -    Department 122: Inventory Management

          -    Department 143: Training

     b)   Divisions to be partially transferred:

          -    Department 111: Financial Accounting

          -    Department 112: Tax

          -    Department 113: Controlling

          -    Department 114: Finance

          -    Department 141: Human Resources

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 5 of 11

                                      DRAFT


          -    Department 104: Legal, Insurance, Real Estate

          -    Department 106: Corporate Planning

          -    Department 144: Service Center (DSC)

(2) The full or partial transfer of the above divisions and functions shall be effective in such a way that the affected employees shall be transferred from SWBS to BVAG on the basis of a personnel transfer agreement, the assets belonging to the divisions and functions acquired by BVAG at book value, and the contractual relationships associated with the divisions and functions regarding purchased or provided services assumed by BVAG.


                                    SECTION 4
                              TRANSFER OF PERSONNEL

(1) BVAG undertakes, as of the effective date, to take over up to 180 active, operating full-time positions (employee years), up to 8.5 dormant employment relationships and all trainees and interns employed at SWBS as of the effective date, from SWBS. The distribution of the positions as of December 31, 2001 over the divisions and functions to be transferred can be seen in EXHIBIT II 1 ("Staffing Schedule"). As of the effective date, the 188 active, operating full-time positions listed in the exhibit shall be reduced to 180 on the basis of already fixed retirements. However, the positions affected by the reduction have yet to be determined.

(2) SWBS shall identify and allocate the employees to the positions stated above in (1). For this purpose, SWBS shall organize an ordered process which sufficiently takes account of employees' interests and regularly inform BVAG about its progress.

(3) The transfer of employees pursuant to (1) and (2) above shall be effected, under preservation of the acquired rights to which the employees are entitled under their employment relations, on the basis of a personnel transfer agreement which must correspond to the model of EXHIBIT II 2 to this Framework Agreement ("Personnel Transfer Agreement"). However, SWBS undertakes not to grant any higher salary brackets or other increased remuneration to the employees to be transferred within the scope of the transfer.

(4) Were they to remain with SWBS, the active, operational full-time positions to be transferred to BVAG would reduce to a planned 145 positions by December 31, 2005 as a result of retirement, pre-retirement part-time work or similar on the basis of a currently ongoing restructuring program. The Parties are in agreement that this scheduled reduction in the number of positions shall also remain possible following the transfer to BVAG. The planned reduction in the number of positions and its schedule has been taken into consideration and provided for in the "Works Agreement

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 6 of 11

                                      DRAFT


     Guaranteeing Future Employment in the Context of the (Partial) Privatization and Restructuring of Braunschweiger Versorgungs-AG", of which both Parties are aware.

(5) SWBS and, insofar as possible, BVAG shall make every effort to ensure that none of the employees to be transferred pursuant to (1) to (3) above oppose the transfer of their employment relations to BVAG. In the event that employees oppose the transfer of their employment relations or terminate their employment relations as of the effective date, SWBS shall bear all resulting claims of the affected employees relating to a continuation or termination of their employment relations. In the event that BVAG is claimed against for such claims, SWBS shall fully release BVAG from this. Conversely, BVAG shall have no claim for damages it incurs as a result of employees not agreeing to a transfer of their employment relations to BVAG and therefore the affected positions not being able to be filled or only being filled at a later date by BVAG. BVAG shall also have no claims for damages from SWBS relating to employment relations which are transferred as of the effective date and which are terminated for whatever legal ground subsequent to the effective date.


                                    SECTION 5
                   ACCRUALS FOR PRE-RETIREMENT PART-TIME WORK

(1) BVAG is aware of the currently applicable provisions at SWBS for pre-retirement part-time work. These pre-retirement part-time work provisions shall be continued for the employment relations covered by these and which are transferred to BVAG.

(2) SWBS has set up accruals for the employees covered by the pre-retirement part-time work provisions and shall also continue these until December 31, 2002. The prorated accrual amount relating to the employment relations to be transferred shall be determined as of the effective date. BVAG shall assume this determined prorated accrual amount and, within four weeks following transmission of the determined amount, shall pay SWBS a corresponding cash settlement. In this regard, SWBS undertakes to disclose and substantiate the calculation of the accrual amount relating to the employment relations to be transferred to BVAG.


                                    SECTION 6
               TRANSFER OF FIXTURES, FITTINGS AND OFFICE EQUIPMENT

(1) SWBS shall sell and transfer the fixtures, fittings and office equipment assets belonging to the divisions and functions as of the effective date to BVAG. BVAG undertakes to accept the transfer of these assets and to pay SWBS their book value as of the effective date. EXHIBIT II 3 to this Agreement ("Book Values") contains an overview of the related book values of the fixtures, fittings and office equipment as of December 31, 2001 and

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 7 of 11

                                      DRAFT


     their estimated allocation to the divisions and functions to be fully or partially transferred. The book values are still stated in German marks.

(2) SWBS shall perform the final identification and allocation of the assets as of the effective date. However, SWBS shall undertake to transfer fixtures, fittings and office equipment to the extent required for the employees transferred to BVAG as of the effective date to have all assets necessary to duly continue their tasks in the transferred divisions and functions. Furthermore, the Parties already agree today, with binding effect, that the book value as of the effective date, for which BVAG shall remunerate SWBS, shall not exceed EUR 8,050k.

(3) SWBS undertakes to substantiate the inventory and book value of the fixtures, fittings and office equipment as of the effective date in suitable form. The purchase price amounting to the book value shall be due and payable within four weeks following substantiation concurrently against procurement of unrestricted title to the related assets.

(4) SWBS assures BVAG that the transferred assets are in a fully functioning state, are suitable for the intended use and have been subject to normal wear and tear. The overall book value to be paid shall take into account all valuation allowances deemed necessary according to prudent commercial judgment. The sale and transfer of the fixtures, fittings and office equipment shall also be effected to the exclusion of all warranties.


                                    SECTION 7
                  TRANSFER OF CONTRACTS FOR PURCHASED SERVICES

(1) BVAG undertakes to take over all of SWBS's contractual relationships for the purchase of services related to the divisions and functions to be transferred and to assume all rights and obligations thereunder from the effective date. EXHIBIT II 4 to this Agreement contains a list of these contractual relationships.

(2) SWBS undertakes to inform the parties to these contractual relationships about the agreement transfer and both Parties undertake to make every reasonable effort to gain the required approval of the contractual partners to transfer contracts. Nevertheless, should, in individual cases, approval not be granted by the contractual partner, the Parties shall act between themselves as if the agreement transfer were conducted effectively. SWBS thus undertakes to call in all services owed by the contractual partner in favor of and at the request of BVAG. In return, BVAG undertakes to fulfill all obligations under these contracts with a discharging effect for SWBS and/or to release SWBS from such obligations.

(3) Should it become evident that further contractual relationships relating to purchased services exist, which are not listed in Exhibit II 4 to this Agreement, but are required for BVAG to operate the divisions and functions taken over itself, the Parties undertake to cooperate on an additional

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 8 of 11

                                      DRAFT


     transfer of these contractual relationships by BVAG based on (1) and (2) above.


                                    SECTION 8
            CONTRACTUAL RELATIONSHIPS FOR THE PERFORMANCE OF SERVICES

(1) BVAG undertakes to take over all of SWBS's contractual relationships for the performance of services related to the transferred divisions and functions and to assume all rights and obligations thereunder from the effective date. EXHIBIT II 5 to this Agreement contains a list of these contractual relationships.

(2) The provisions of the above section 7 (2) shall apply as appropriate to the assumption of the contractual relationships in accordance with the above paragraph (1) and to the legal relationship between the Parties in the event that individual contractual partners do not agree to an agreement being taken over.


                                    SECTION 9
            NEW LEASE AGREEMENTS BETWEEN SWBS AS THE LESSOR AND BVAG

(1) BVAG partly uses business premises in buildings B1 to B4 in Taubenstrasse. SWBS shall acquire title to the properties on which these buildings are erected from BVAG by independent notarial deed. In the period from July 1, 2002 to December 31, 2002, SWBS shall not demand any independent rent from BVAG for the use of the said business premises. The related expenses of SWBS are contained in the service charge pursuant to the above section 2 of this Agreement. With effect from the effective date, the Parties shall conclude the lease agreement pursuant to EXHIBIT II 6 of this Agreement for the business premises used by BVAG in buildings B1 to B4 in Taubenstrasse.

(2) SWBS currently uses business premises in the Nordbahnhof administrative building on the street by the northern railway station. This houses the Occupational Safety and Environmental Protection division in particular. SWBS shall acquire this property and the building thereon from BVAG by independent notarial deed. The expenses for this building for the period from July 1, 2002 to December 31, 2002 are contained in the service charge pursuant to section 2. As of the effective date, the Parties shall conclude the lease agreement pursuant to EXHIBIT II 7 of this Agreement for the premises of SWBS then used by BVAG.

(3) The divisions and functions to be transferred from SWBS to BVAG are currently housed to some extent in SWBS's administrative building in Carl-Miele-Strasse. The expenses for the period from July 1, 2002 to December 31, 2002 are contained in the service charge pursuant to section
     2. As of the effective date, the Parties shall conclude the lease agreement pursuant to EXHIBIT II 8 of this Agreement for the premises then used by BVAG.

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                    April 22, 2002, page 9 of 11

                                      DRAFT


                                   SECTION 10
                    SERVICE AGREEMENTS BETWEEN BVAG AND SWBS

(1) The Central Information Processing division shall be transferred to BVAG in its entirety in accordance with the above section 3. However, SWBS will still need certain services from this department after the effective date. BVAG therefore undertakes to conclude a service agreement on the provision of IT services with SWBS with effect from the effective date.

(2) In the service agreement to be entered into, BVAG shall undertake to provide services to SWBS in accordance with the Service Description in
     EXHIBIT II 9 of this Agreement. For the services described above, BVAG undertakes to pay SWBS an annual charge of EUR 100,000.00 plus statutory VAT. The annual charge shall be payable in four equal installments at the end of each quarter. This service agreement shall initially be concluded until December 31, 2004.


                                   SECTION 11
          SERVICE AGREEMENT BETWEEN BVAG AND BRAUNSCHWEIGER VERKEHRS AG

(1) Like BVAG, Braunschweiger Verkehrs AG has used certain services of SWBS to date. The transfer of the entire "Central Information Processing" and "Procurement" divisions to BVAG means that Braunschweiger Verkehrs-AG will need to use services from both areas of BVAG. BVAG therefore undertakes to conclude a service agreement for such services with Braunschweiger Verkehrs-AG with effect from the effective date.

(2) In the service agreement to be entered into, BVAG shall undertake to provide services to Braunschweiger Verkehrs-AG in accordance with the Service Description in EXHIBIT II 10 of this Agreement. The initial term of the service agreement shall run until December 31, 2010.

(3) In return, Braunschweiger Verkehrs-AG undertakes to pay BVAG, from the effective date, an annual service charge of EUR 620k plus statutory VAT, which shall increase by 2% annually starting from January 1, 2004, for the services of the "Central Information Processing" division. The charge shall be payable in four equal installments at the end of each quarter.

     For the procurement services Braunschweiger Verkehrs-AG undertakes to pay BVAG an annual service charge of EUR 190k which shall remained fixed over the contractual term plus statutory VAT. This charge shall also be payable in four equal installments at the end of each quarter.

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                   April 22, 2002, page 10 of 11

                                      DRAFT


                                   SECTION 12
                                FINAL PROVISIONS

(1)  This Agreement shall take effect as soon as the share purchase and assignment agreement concluded between SWBS and ...... takes effect.

(2) Should one or several provisions or a significant part of this Agreement be or become wholly or partially invalid or impracticable, the validity of the remaining provisions shall remain unaffected hereby. The same shall apply should the Agreement prove to contain a gap in its provisions. To replace the invalid or impracticable provisions or to fill the gap in the provisions, an appropriate arrangement shall take effect which comes as close as possible in economic terms to what would have been agreed had the invalidity, impracticability or gaps been known.

(3) Amendments and additions to this Agreement must be made in writing to be effective. This shall also apply to the amendment to the requirement of written form. No oral side agreements have been made.


EXHIBITS:

Exhibit I:      Service Description

Exhibit II 1:   Staffing Schedule

Exhibit II 2:   Personnel Transfer Agreement

Exhibit II 3:   Book Values

Exhibit II 4:   Purchased Services

Exhibit II 5:   Performed Services

Exhibit II 6:   Lease Agreement B1 to B4

Exhibit II 7:   Lease Agreement Nordbahnhof

Exhibit II 8:   Lease Agreement Carl-Miele-Strasse

Exhibit II 9:   Service Description SWBS

Exhibit II 10:  Service Description BVAG


Braunschweig, dated...

                     EXHIBIT "FRAMEWORK AGREEMENT ON THE REORGANIZATION OF SWBS"
                                                     TO THE CONSORTIUM AGREEMENT
kmpg Beiten Burkhardt                              Partial Privatization of BVAG
                                                   April 22, 2002, page 11 of 11

                                      DRAFT


------------------------------------          ----------------------------
Stadtwerke Braunschweig GmbH                  Braunschweiger Versorgungs-AG
Management                                    Management Board

OMITTED SCHEDULES

Exhibit I:      Service Description
Exhibit II 1:   Staffing Schedule
Exhibit II 2:   Personnel Transfer Agreement
Exhibit II 3:   Book Values
Exhibit II 4:   Purchased Services
Exhibit II 5:   Performed Services
Exhibit II 6:   Lease Agreement B1 to B4
Exhibit II 7:   Lease Agreement Nordbahnhof
Exhibit II 8:   Lease Agreement Carl-Miele-Strasse
Exhibit II 9:   Service Description SWBS
Exhibit II 10:  Service Description BVAG

The schedules listed above have been omitted from this exhibit; however, each of TXU Corp. and TXU Europe Limited hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request by the Commission.

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT



      WORKS AGREEMENT GUARANTEEING FUTURE EMPLOYMENT IN THE CONTEXT OF THE (PARTIAL) PRIVATIZATION AND RESTRUCTURING OF BRAUNSCHWEIGER VERSORGUNGS-AG


                                    PREAMBLE

WHEREAS, the City of Braunschweig as the sole shareholder of Stadtwerke Braunschweig GmbH, which in turn is the sole shareholder of BVAG intends to completely or partially sell BVAG to a private investor,

WHEREAS, the parties to this works' Agreement agree that there should be no disadvantages as a consequence of the (partial) privatization and any related restructuring of BVAG and subsequent operating measures at BVAG to the employees employed by BVAG and any employees transferred to the latter from Stadtwerke Braunschweig GmbH (SWBS) and from Energienetze Braunschweig GmbH (en.bs) to the extent that such employees are employed by BVAG, SWBS or en.bs on the date this Agreement takes effect pursuant to section 13 (1) of this Agreement, in terms of the employees' existing rights and conditions pursuant to the respective employment agreements,


Now, therefore, the following Agreement is concluded between


BRAUNSCHWEIGER VERSORGUNGS-AG, Taubenstrasse 7, 380106 Braunschweig, represented by the management board,

                                                                      - "BVAG" -


and the WORKERS' COUNCIL OF BRAUNSCHWEIGER VERSORGUNGS-AG, represented by the chairperson of the workers' council:


                                    SECTION 1
                              SCOPE OF APPLICATION

(1) This Works Agreement applies to all employees who have an employment or training contract with BVAG at the time this Works Agreement takes effect pursuant to section 13 (1) of this Works Agreement - regardless of whether they remain with BVAG or are transferred to a legally independent company, to the extent they are affected by a restructuring measure related to the (partial) privatization mentioned in the preamble.

(2)  The term employees includes:

          -    Trainees
          - Employees with employment agreements for a limited term or whose employment relationship has been temporarily suspended

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT

          - Employees who have entered into an Altersteilzeit contract (special German form of part-time early retirement) regardless of whether are in the working phase or retirement phase.

(3) The provisions of this Works Agreement also apply to any employees transferred by Stadtwerke Braunschweig GmbH to BVAG and Energienetze Braunschweig GmbH who are employed by these companies at the time this Agreement takes effect pursuant to section 13 (1) of this Works Agreement.

(4)  The provisions disallowing terminations for operating reasons (section 3
     (2) of this Works Agreement) do not apply to trainees. They only apply to employees with limited term employment contracts to the extent that terminations for operating reasons are necessary before expiry of the employment contract.

(5) The provisions governing trainees/trainees accepted for employment positions (section 6 of this Works Agreement) only apply to trainees.


                                    SECTION 2
                        TRANSFER OF EMPLOYMENT AGREEMENTS

In the course of a possible restructuring program at SWBS, BVAG agrees to accept at the request of SWBS, any business divisions or tasks and those employees engaged in such sectors who at this time were working indirectly in or for the interests of BVAG. The employment contracts of the workers transferred to BVAG from SWBS (either pursuant to section 613 a German Civil Code or in terms of individual agreements) shall be granted identical terms regarding their function and position in the company and shall retain their existing rights and conditions. The details of the transfer shall be governed by a personnel transfer agreement.


                                    SECTION 3
                        GUARANTEE OF EMPLOYMENT AND JOBS

     (1) In order to ensure that the possible consequences of a (partial) privatization of BVAG and related changes to the operating structure are socially acceptable to the group of employees defined in section 1 of this Works Agreement, any necessary personnel-related measure will be conducted on the basis of the following terms, as an expression of trusting cooperation and joint responsibility.

     (2) Terminations for operating reasons are disallowed if the reason lies in a sale of shares in BVAG. Moreover, any other terminations of employees as defined by section 1 of this Works Agreement for operating reasons are disallowed until December 31, 2010 regardless of whether the employees remain by BVAG or are transferred to a legal successor.

     (3) Amendments for operating reasons to employment contracts with employees as defined by section 1 of this Works Agreement may only be made if they are of benefit to the employee, do not lead to a deterioration of his or her rights from the existing employment contract or if such disadvantages are settled in the course of a redundancy plan or reconciliation of interests. A reasonable offer of transfer made pursuant to section 5 of this Works Agreement must also have been declined by the employee concerned before an amendment can be made to his or her employment contract for operating reasons.

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT

     (4) Employment contracts in place at BVAG, including any employees transferred to BVAG by SWBS and/or en.bs at the time this Agreement takes effect, shall remain in terms of number and nature(1) pursuant to Exhibit 1, which is an integral component of this Works Agreement at the Braunschweig location and may only be changed by mutual consent in the interests of retaining the Braunschweig location. In addition, the workers' council shall be appropriately involved in human resources planning.

     (5) It shall be ensured that BVAG's current location for operations and training in the City of Braunschweig shall be retained. Changes in location within the perimeter of the City are not excluded.

     (6) Any fall in the number of positions as a result of commercial developments shall be compensated by creating new business fields, insourcing any outsourced tasks and reducing overtime hours; and any need to reduce the headcount shall be performed in a socially acceptable manner by offering early retirement, Alterteilzeit, paternal leave arrangements and by using termination agreements that contain severance payment clauses.


                                    SECTION 4
                             RIGHT TO RETURN TO BVAG

Employees as defined by section 1 of this Works Agreement who are transferred to a legally independent entity are entitled to return to BVAG at the same terms and conditions as their original employment agreement with BVAG, if the company to which they are transferred becomes insolvent, is liquidated or closes down its operations.


                                    SECTION 5
                                    TRANSFERS

     (1) Transfers of employees as defined by section 1 of this Works Agreement may only be effected if they are reasonable for the employee, do not lead to a deterioration of his or her rights and conditions from the existing employment contract or if such disadvantages are settled in the course of a redundancy plan or reconciliation of interests.

     (2) Transfers are deemed reasonable for employees if the position of the employee concerned is dismantled and the following steps for reemployment are observed:

          (a) precedence is given to a position of similar value with identical or similar responsibilities in the same sector
          (b) if this is not possible, a position of similar value with similar responsibilities in another sector is offered,
          (c) if there is no possibility of employing the worker in his or her career to date, a position is offered in a related activity or career,
          (d) if none of the above opportunities are available to employ the worker concerned, he or she shall be given further training or retraining or Hospitationen to equip them with the necessary skills for new responsibilities as long as such action is reasonable for the employer and can be justified from a commercial perspective.

----------
(1) This means of the same value or at least comparable value in terms of function and position in the company.

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT

     (3) Even in the event of an employee being assigned duties of less value for operating reasons, the employee has a right pursuant to section 1 of this Works Agreement to retain his or existing rights and conditions. If it is impossible to execute an upwards transition from probationary positions or promote an employee on the basis of his or her length of service due to a transfer resulting from a (partial) privatization of BVAG and related restructuring of BVAG, the employees concerned shall be treated as if they continued to perform their current duties. The employees shall be preferred when tasks similar in nature to their former activities are assigned. This does not apply if the employee declines without good reason to participate in necessary training and retraining measures agreed on with the workers' council.

     (4) Employees may only be transferred with the prior approval of the workers' council pursuant to the terms of sec. 99 BetVG (Labor Management Relations Act). An intended transfer must be discussed beforehand with the employee concerned by which the employee is informed of the nature, location and requirements of the new position.


                                    SECTION 6
            TRAINING/ACCEPTANCE OF TRAINEES FOR EMPLOYMENT POSITIONS

     (1) In the course of a possible restructuring program at SWBS, BVAG agrees to accept at the request of SWBS, the training sector and those employees engaged in training as well as the related trainees and employees as defined by section 1 of this Works Agreement who were trained or were training indirectly in or for the interests of BVAG at this time. The employment or trainee contracts concerned shall be continued by BVAG while retaining all rights and conditions to which the trainers and trainees are entitled from their existing employment or trainee contracts.

     (2) To the extent that it does not impose an unreasonable economic burden, the nature and number of traineeships that currently exist in or for the indirect interests of BVAG shall be retained in the same scope as present. In any event, a minimum of 50 such traineeships will be maintained until December 31, 2010. A further 20 traineeships will be maintained if this does not impose unreasonable economic burden on BVAG.

     (3) Where objectively and legally possible, trainees trained by BVAG shall enter an employment contract with BVAG with a limited term of 12 months upon successfully completing their traineeship unless there are good grounds for termination. The management board and the workers' council shall endeavor to find an opportunity for further employment agreeable to both parties no later than six months before expiry of the limited employment contract.

     (4) After successful completion of their training, trainees of BVAG shall be preferred when vacant positions at BVAG are filled.

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT

                                    SECTION 7
            AUTHORITY OF THE REPRESENTATIVES ON THE WORKERS' COUNCIL

The parties to this Works Agreement agree that the employers of BVAG shall be permanently represented by a workers' council. Even in the event of any spin-off or other restructuring measure at BVAG, the representatives in office on the workers' council shall retain their office, their number, their release from duty, and their responsibilities for a further 12 months - even with regard to any transitional offices prolonged to 12 months - in the event that the workers' council must be reelected after a possible spin-off or restructuring measure due to legal requirements.


                                    SECTION 8
                        INDUSTRIAL AGREEMENTS ARE BINDING

BVAG shall ensure that in the event of complete or partial privatization of BVAG, the BAT/BMT-G industrial agreement or any succeeding agreement shall continue to apply. At the very least, collective works agreements must be concluded or industrial agreements applied to ensure that rights provided by existing industrial agreements are protected and that the current level is maintained at least materially.


                                    SECTION 9
                        PROTECTION OF WORKING CONDITIONS

     (1) The industrial agreements and works agreements applying to BVAG as listed in Exhibit 2, which is an integral component of this Works Agreement, shall not be affected by a change of shareholder or a partial or complete sale of shares in the company and shall continue to apply.

     (2) The parties of this Works Agreement shall endeavor to find succeeding agreements to any works agreement that are about to expire which appropriately represent the interests of the employees and the concerns of the company.


                                   SECTION 10
                                  ALTERTEILZEIT

In the event of a sale of a majority shareholding, the parties agree that the current Altersteilzeit arrangements shall be retained on identical terms and conditions as long as this can be commercially justified and is allowed by the law.


                                   SECTION 11
                                COMPANY PENSIONS

The company pension plan in favor of the employees as defined by section 1 of this Works Agreement will be retained unchanged in its current scope and in compliance with the respective law. To the extent that BVAG is no longer a member of the Federal and State Welfare Agency (VBL) due to a (partial) privatization, an agreement concerning the company pension scheme will be made with identical content and which does not lead to any deterioration in benefits.

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT

                                   SECTION 12
                               RETROACTIVE EFFECT

This Agreement may not take effect retroactively. This also applies in the event that this Works Agreement does not come into force or lapses.


                                   SECTION 13
                                 EFFECTIVE DATE

     (1) This Works Agreement takes effect upon signature of an agreement for the sale or assignment of shares between Stadtwerke Braunschweig GmbH and an investor for the direct sale of shares in BVAG or upon signature of an agreement for the sale or assignment of shares between the City of Braunschweig and an investor for the sale of shares in Stadtwerke Braunschweig GmbH as realization of a "tracking stock model". This Works Agreement irrevocably lapses as soon as it is conclusively determined that a direct or indirect (via SWBS, Tracking Stock) (partial) privatization of BVAG will not eventuate because the assignment of shares in BVAG, or shares in SWBS respectively, will not be effective. This is the case if the deal is prohibited by the Fair Trading Office (Kartellamt) or there is conclusive non-payment of the agreed purchase price or a party has withdrawn from the contract.

     (2) This Works Agreement can be terminated upon notice of three months but not before December 31, 2010. The right to extraordinary termination remains unaffected.


                                   SECTION 14
                                FINAL PROVISIONS

     (1) Should one provision of this Agreement prove to be or become invalid, the validity of the remaining provisions shall remain unaffected. The Parties to this Agreement agree to find a new legally valid provision that meets the intended meaning and purpose of the original invalid provision.

     (2) Should any matters not be governed by this Agreement, the Parties to this Agreement agree to begin negotiations without delay in order to find an agreement corresponding to the principles of this Agreement.


BRAUNSCHWEIG, DATED
                    ----------------------


-----------------------------      -----------------------------
BRAUNSCHWEIGER VERSORGUNGS-AG      WORKERS' COUNCIL OF BRAUNSCHWEIGER
                                   VERSORGUNGS-AG

               COURTESY TRANSLATION FOR INFORMATION PURPOSES ONLY
  The German original is the only binding version for decision-making purposes

                                      DRAFT

                                    EXHIBIT 1

                                     TO THE

      WORKS AGREEMENT GUARANTEEING FUTURE EMPLOYMENT IN THE CONTEXT OF THE (PARTIAL) PRIVATIZATION AND RESTRUCTURING OF BRAUNSCHWEIGER VERSORGUNGS-AG


The number of full-time employee years (FTEY) at BVAG including the FTEY transferred to BVAG from SWBS and/or from en.bs at the Braunschweig location:

------------------------------------------------------------------------------------------------------------
CALENDAR YEARS               2001    2002    2003    20004    2005    2006    2007    2008    2009    2010
------------------------------------------------------------------------------------------------------------
FTEY BVAG                            340     325      317     313     308     307     307     307     307
------------------------------------------------------------------------------------------------------------
FTEY BVAG transferred        185     160     150      140     140     140     140     140     140     140
from SWBS
------------------------------------------------------------------------------------------------------------
FTEY BVAG returning from             210     210      210     210     210     210     210     210     210
en.bs
------------------------------------------------------------------------------------------------------------
NUMBER OF FTEY AS DEFINED            730     695      677     663     658     657     657     657     657
BY SECTION 3(4) OF THE WORKS'
AGREEMENT INCLUDING THE
FTEY TRANSFERRED FROM
SWBS AND THE FTEY
RETURNING FROM EN.BS
------------------------------------------------------------------------------------------------------------


The number of full-time employee years (FTEY) listed in the above table corresponds to the number of full-time positions actively involved in operations including employees involved in training (trainers).

The number of FTEY at BVAG as defined by section 3 (4) of the Work's Agreement, including the number of FTEY transferred to BVAG from SWBS and the number of FTEY returning from en.bs, is reduced by the number of employees (or the number of FTEY accordingly) of SWBS and en.bs who at their own discretion decide not to transfer or return to BVAG.

                                                   EXHIBIT "NETTING AGREEMENT"
                                        TO THE CONSORTIUM AGREEMENT (BIDDER M)
                                                 Partial Privatization of BVAG
                                                     May 14, 2002, page 1 of 4


                                      DRAFT


                         EXHIBIT 10 "NETTING AGREEMENT"

TO THE CONSORTIUM AGREEMENT BETWEEN STADTWERKE BRAUNSCHWEIG GMBH AND
........... OF........... 2002



                                NETTING AGREEMENT

                                     between

                          Stadtwerke Braunschweig GmbH,
                   jointly represented by the general managers
                   Mr. Rainer Blanke and Mr. Thies Hinckeldeyn

                                    - hereinafter also referred to as "SWBS" -

                                       and

                         Braunschweiger Versorgungs-AG;
                      represented by its Management Board,
                                 Mr. Kurt Lange,

                                    - hereinafter also referred to as "BVAG" -



                                    PREAMBLE

(1) SWBS, a wholly-owned subsidiary of the City of Braunschweig, having its registered office in Braunschweig, entered in the Commercial Register of the Local Court of Braunschweig under HRB 554, is the sole shareholder of BVAG, also having its registered office in Braunschweig, entered in the Commercial Register of the Local Court of Braunschweig under HRB 655. SWBS intends to sell the majority of shares in BVAG to a strategic partner.

(2) BVAG discloses liabilities to SWBS resulting from bank loans raised by SWBS and passed on to BVAG. On the other hand, BVAG has receivables from SWBS and other group subsidiaries in connection with current account relationships. In view of the contemplated sale of a majority of shares in BVAG by SWBS and the related change to the group structure, BVAG and SWBS have agreed to net the liabilities and receivables between BVAG and SWBS and other subsidiaries of SWBS and to settle any remaining balance no later than the end of 2002. This is to make BVAG's financing independent of the group.

Now, therefore, the parties agree as follows:

                                    SECTION 1
                               BVAG'S RECEIVABLES

(1) BVAG discloses an account receivable from SWBS of approx. DM 75,388,000 resulting from the current account relationship between the two companies as of December 31, 2001. The parties agree that the balance of this account receivable as of June 30, 2002 shall be established by mutual agreement between the parties by a balance confirmation and shall be due in its entirety.

(2) BVAG discloses an account receivable from Braunschweiger Verkehrs AG of approx. DM 19,405,000 as of December 31, 2001. The parties agree that the balance of this account receivable as of June 30, 2002 shall be established by mutual agreement between BVAG und Braunschweiger Verkehrs AG by a balance confirmation. BVAG hereby assigns to SWBS the receivable balance from Braunschweiger Verkehrs AG as of June 30, 2002 that has yet to be established. SWBS accepts the assignment.

(3) BVAG discloses in its financial statements as of December 31, 2001 an account receivable from Braunschweiger Bus- und Bahnbetriebs GmbH of approx. DM 101,000. The parties agree that the balance of this account receivable as of June 30, 2002 shall be established by mutual agreement between BVAG und Braunschweiger Bus- und Bahnbetriebs GmbH by a balance confirmation. BVAG hereby assigns to SWBS the receivable balance from Braunschweiger Bus- und Bahnbetriebs GmbH as of June 30, 2002 that has yet to be established. SWBS accepts the assignment.

(4) The account receivable falls due in accordance with the above paragraph (1) and the receivables are assigned pursuant to the above paragraphs (2) and
     (3) for the purposes of netting these receivable balances with SWBS's receivables from BVAG resulting from the loans passed on in accordance with the above ss. 2. SWBS accepts the assigneD receivable balances in accordance with the above paragraphs (2) and (3) in discharge of the obligation.

                                      SECTION 2
                                LOAN LIABILITIES

(1) BVAG discloses in its financial statements as of December 31, 2001 loan liabilities to SWBS of approx. DM 108,868,000. These are loans raised from banks by SWBS and passed on to BVAG at the same conditions. Principal repayments of these loans are made by BVAG in accordance with the conditions agreed externally by SWBS.

(2) The parties agree that the loans as of June 30, 2002 shall be established by mutual agreement between the parties by a balance confirmation. They further agree that the loan balance established shall fall due as of June 30, 2002.

(3) The loans are called in as of June 30, 2002 for the purposes of netting with receivable balances in accordance with the above ss. 1.

                                    SECTION 3
                                NETTING COVENANT

(1) The parties hereby agree with binding effect that the receivable balances of BVAG from SWBS established as of June 30, 2002 in accordance with the above ss. 1 (1) and thE receivable balances assigned to SWBS pursuant to the above ss. 1 (2) and (3) shall bE netted with the loan liabilities of BVAG to SWBS established in accordance with the above ss. 2 and that the mutual receivables and liabilities shall be deemed settled tO the extent that the nominal amounts established equal the balances.

(2) The consequences of the Netting Agreement take effect as of June 30, 2002. Any balance remaining after netting shall be carried forward to new account.

(3) Payment of any balance carried forward shall be deferred until December 31, 2002 at the latest. Interest of 6% p.a. shall be payable on the deferred balance. The party owing the deferred balance shall be entitled to premature repayment of all or part of the deferred amount at any time.

                                    SECTION 4
                                FINAL PROVISIONS

(1)  This Agreement shall take effect as soon as the share purchase and assignment agreement between SWBS and ........... takes effect.

(2) Should one or several provisions or a significant part of this Agreement be or become wholly or partially invalid or impracticable, the validity of the remaining provisions shall remain unaffected hereby. The same shall apply should the Agreement prove to contain a gap in its provisions. To replace the invalid or impracticable provisions or to fill the gap in the provisions the parties undertake to agree on an appropriate arrangement that comes as close as possible to the economic objective of the present Agreement.

(3) Amendments and additions to this Agreement must be made in writing to be effective. This shall also apply to the amendment to the requirement of written form. No oral side agreements have been made.


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Braunschweig, dated

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Stadtwerke Braunschweig GmbH                Braunschweiger Versorgungs AG
Management                                  Management Board